UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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Colgate-Palmolive Company
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March 25, 2009

Dear Fellow Colgate Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on Friday, May 8, 2009, at 10:00 a.m. in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, between 45th and 46th Streets, New York, New York 10036.

At the meeting, we will ask you to elect the Board of Directors, to ratify the selection of the independent registered public accounting firm and to approve an executive incentive compensation plan to replace, with minor updates, the existing executive incentive compensation plan, which expires on May 31, 2009. In addition, one stockholder proposal will be offered for your consideration. We will also review the progress of the Company during the past year and answer your questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the meeting and provides information about the Company that you should consider when you vote your shares.

The Proxy Statement includes a section highlighting the Company’s corporate governance standards. The Company and its Board of Directors have a long-standing commitment to good governance, and the Board reviews its governance practices on an ongoing basis to ensure that they promote shareholder value. In 2008, the Company updated its Code of Conduct and distributed the revised version to its employees around the world. The Code of Conduct is a set of principles that guides the behavior of Colgate people and promotes the highest ethical standards in the Company’s business dealings. We invite you to review the governance section beginning on page 5 of the Proxy Statement to learn more about our continuing commitment to excellence in corporate governance.

It is important that your stock be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered. You may vote your proxy via the Internet or by telephone. If you received a printed copy of your proxy materials, you may also vote by mail by signing, dating and returning your proxy card in the envelope provided.

Very truly yours,

Ian Cook
Chairman of the Board, President and Chief Executive Officer

March 25, 2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2009 Annual Meeting of Stockholders of Colgate-Palmolive Company will be held in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, between 45th and 46th Streets, New York, New York 10036, on Friday, May 8, 2009, at 10:00 a.m., for the following purposes:

1.	To elect the Board of Directors;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009;

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To approve the Company’s 2009 Executive Incentive Compensation Plan to replace, with minor updates, the Executive Incentive Compensation Plan approved by stockholders in 1999, which expires on May 31, 2009;

4.	To consider one stockholder proposal; and

5.	To consider and act upon such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 9, 2009 are entitled to vote at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting. You may vote your proxy via the Internet or by telephone by following the instructions included on your Notice of Internet Availability or, if you received a printed copy of your proxy materials, on your proxy card. If you received a printed copy of your proxy materials, you may also vote by mail by signing, dating and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote or to attend the meeting.

Andrew D. Hendry
Senior Vice President, General Counsel and Secretary
Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022

PROXY STATEMENT

Colgate-Palmolive Company (referred to in this Proxy Statement as “we,” “Colgate” or the “Company”) is sending you this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be voted at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”).

We are mailing a printed copy of this Proxy Statement, a proxy card and the 2008 Annual Report of the Company to our registered stockholders who have not consented to electronic delivery of their proxy materials and a Notice of Internet Availability to all of our other stockholders beginning March 25, 2009. The Annual Report being made available on the Internet and mailed with the Proxy Statement is not part of the proxy-soliciting material.

VOTING PROCEDURES

Who Can Vote

The Company has two classes of voting stock outstanding: Common Stock and Series B Convertible Preference Stock. If you were a record owner of either of these classes of stock on March 9, 2009, the record date for voting at the Annual Meeting, you are entitled to vote at the meeting. At the close of business on March 9, 2009, there were 500,287,999 shares of Common Stock and 2,713,246 shares of Series B Convertible Preference Stock outstanding and entitled to vote.

Determining the Number of Votes You Have

Each share of Common Stock has one vote, and each share of Series B Convertible Preference Stock, which is convertible into eight shares of Common Stock, has eight votes. When originally issued in 1989, each share of Series B Convertible Preference Stock was convertible into one share of Common Stock. Since then, the Common Stock has split three times while the Series B Convertible Preference Stock has not split. To maintain its parity with the Common Stock, the voting rights, dividends and conversion ratio of the Series B Convertible Preference Stock have been adjusted accordingly. Thus, each share of Series B Convertible Preference Stock has eight votes.

How to Vote

You can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so using the Internet, the telephone or, if you received a printed copy of your proxy materials, the mail. Each of these procedures is more fully explained below. Even if you plan to attend the meeting, the Board recommends that you vote by proxy.

Voting by Proxy

Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. You may vote your proxy by Internet, telephone or mail, each as more fully explained below. In each case, we will vote your shares as you direct. When you vote your proxy, you can specify whether you wish to vote for or against or abstain from voting on each nominee for director, the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009, the Colgate-Palmolive Company 2009 Executive Incentive Compensation Plan (the “2009 Plan”) and one stockholder proposal. If you vote using the Internet or telephone, you will be instructed how to record your vote on each of these proposals.

If any other matters are properly presented for consideration at the Annual Meeting, the Company’s directors named on your proxy card and the voting website as the Proxy Committee (the “Proxy Committee”) will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting.

•	Vote by Internet

You can vote your shares via the Internet on the voting website, which is www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Thursday, May 7, 2009. You will have the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders through individual control numbers. If you vote via the Internet, you may incur costs such as telephone and Internet access fees for which you will be responsible. If you received a proxy card in the mail but choose to vote via the Internet, you do not need to return your proxy card.

•	Vote by Telephone

If you reside in the United States, Canada or Puerto Rico, you can also vote your shares by telephone by calling the toll-free number provided on the voting website ( www.proxyvote.com) and on the proxy card. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Thursday, May 7, 2009. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail but choose to vote by telephone, you do not need to return your proxy card.

•	Vote by Mail

If you received a printed copy of your proxy materials, you can also vote by completing and mailing the enclosed proxy card to us so that we receive it before 11:59 p.m. (Eastern Daylight Time) on Thursday, May 7, 2009. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice. If you sign and return your proxy card but do not specify how to vote, we will vote your shares in favor of the Board’s nominees for director, the ratification of the selection of the independent registered public accounting firm and the 2009 Plan and against the stockholder proposal.

Voting at the Annual Meeting

If you wish to vote at the Annual Meeting, written ballots will be available from the ushers at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. Voting by proxy, whether by Internet, telephone or mail, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the meeting, there is no need to vote again at the meeting unless you wish to change your vote.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can follow the instructions given for changing your vote via the Internet or by telephone or deliver a valid written proxy with a later date; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum

To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding stock of the Company. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting.

Broker Non-Votes

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal.

Under the rules of the New York Stock Exchange (the “NYSE”), if your broker holds shares in your name and delivers this Proxy Statement to you, the broker is entitled to vote your shares on Proposals 1 and 2 even if the broker does not receive voting instructions from you. The broker is not entitled to vote your shares on Proposals 3 or 4 without your instructions.

Required Vote

Proposal 1: Election of Directors. Each of the nine nominees for director who receives at least a majority of the votes cast for such nominee will be elected. Votes cast include votes for or against each nominee and exclude abstentions. This means that if you abstain from voting for a particular nominee, your vote will not count for or against the nominee. As more fully described in “Majority Voting in Director Elections” on page 12, any nominee in this election who does not receive a majority of the votes cast will be required to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will then consider the resignation and make a recommendation to the Board. When voting your proxy, the Proxy Committee will vote for each of the nominees unless you instruct otherwise.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the selection of the independent registered public accounting firm. This means that if you abstain from voting on this proposal, it will have the same effect as if you voted against it. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise.

Proposal 3: Approval of the Company’s 2009 Executive Incentive Compensation Plan. The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the 2009 Plan. This means that if you abstain from voting on this proposal, it will have the same effect as if you voted against it. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise. As discussed above, under NYSE rules, if your broker holds shares in your name and delivers this Proxy Statement to you, the broker is not entitled to vote your shares on this proposal without your instructions.

Proposal 4: Stockholder Proposal. The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required for adoption of the proposed resolution. If you abstain from voting on the stockholder proposal, it will have the same effect as if you voted against it. When voting your proxy, the Proxy Committee will vote against this proposal unless you instruct otherwise. As discussed above, under NYSE rules, if your broker holds shares in your name and delivers this Proxy Statement to you, the broker is not entitled to vote your shares on this proposal without your instructions.

Confidential Voting

All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will receive, inspect and tabulate your proxy whether you vote by Internet, telephone or mail. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except if proxies are being solicited for a change in control of the Company or if doing so is necessary to meet legal requirements.

Voting by Employees Participating in the Company’s Savings and Investment Plan

If you are a Colgate employee who participates in the Colgate-Palmolive Company Employees Savings and Investment Plan (the “Savings and Investment Plan”), your Notice of Internet Availability contains instructions on how to vote your shares via the Internet or telephone. The notice also indicates the aggregate number of shares of Series B Convertible Preference Stock and Common Stock credited to your account under the Savings and Investment Plan as of March 9, 2009, the record date for voting at the meeting.

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You can direct the trustee how to vote the shares via the Internet or by telephone. You can also direct the trustee how to vote by mail by requesting a proxy card and returning your completed proxy card to us. Instructions for each method are indicated on the Notice of Internet Availability.

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The deadline for submitting your vote is 11:59 p.m. (Eastern Daylight Time) on Wednesday, May 6, 2009. If you do not indicate your vote to the trustee by that time, the trustee will vote your shares in the same proportion as the shares voted by employees who indicate their votes by that time.

Voting by Employees Participating in a Stock Ownership Program outside the United States

If you are a Colgate employee who participates in one of Colgate’s employee stock ownership plans outside the United States, you will receive separate voting instructions from your local Human Resources Department.

GOVERNANCE OF THE COMPANY

Colgate’s Corporate Governance Commitment

Colgate’s Board believes strongly that good corporate governance accompanies and greatly aids our long-term business success. This success has been the direct result of Colgate’s key business strategies, including its focus on core product categories and global brands, people development programs emphasizing “pay for performance” and the highest business standards. Colgate’s Board has been at the center of these key strategies, seeing that they guide the Company’s operations.

The Board believes that the Company has consistently been at the forefront of good corporate governance. Reflecting its commitment to continuous improvement, the Board reviews its governance practices on an ongoing basis to ensure that they promote shareholder value. In 2008, the Company updated its Code of Conduct and distributed the revised version to its employees around the world.

Board Independence and Expertise

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Strict Director Independence Standards. From 1989 to 2007, the Board was comprised entirely of outside independent directors, with the exception of Reuben Mark, then Chairman and Chief Executive Officer. Now, with Mr. Mark having retired as Chairman and Mr. Cook, the President and Chief Executive Officer (the “CEO”), having been elected as Chairman, the Board is again comprised entirely of independent directors, with the exception of the CEO. All members of the Audit Committee, the Nominating and Corporate Governance Committee and the Board’s compensation committee, known as the Personnel and Organization Committee (the “P&O Committee”), are independent directors. The Board believes that an independent director should be free of any relationship with Colgate or its senior management that may in fact or appearance impair the director’s ability to make independent judgments or compromise the director’s objectivity and loyalty to stockholders. Based on this principle, the Board adopted director independence standards which outline the types of relationships, both personal and professional, between directors and the Company, its senior management and other directors that, if present, would preclude a finding of independence. These standards, which are substantially stricter than those required by the listing standards of the NYSE, guide the Board’s annual affirmative determinations of independence. A copy of the standards is available on the Company’s website at www.colgate.com. For more information regarding the independence standards and the Board’s determinations of independence, see “Director Independence” beginning on page 11.

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Executive Sessions/Presiding Director. The independent directors of the Board are scheduled to meet in executive session, without the CEO present, at every regularly scheduled Board meeting. The role of presiding director at these sessions is rotated among the independent directors every year in accordance with an established schedule. The role of the independent presiding director is to, among other things: establish agendas for such executive sessions in consultation with the other directors; serve as a liaison between the independent directors and the CEO in matters relating to the Board as a whole (although all independent directors are encouraged freely to communicate with the CEO and other members of management at any time); review meeting schedules to help ensure there is sufficient time for the discussion of all agenda items; have the authority to call meetings of the independent directors as appropriate and to be available, as appropriate, for consultation and direct communication with shareholders. Richard J. Kogan currently is serving as the presiding director.

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Audit Committee Independence and Financial Literacy. All members of the Audit Committee are independent directors. The Board has also determined that all members of the Audit Committee are “audit committee financial experts,” as that term is defined in the rules of the Securities and Exchange Commission (the “SEC”), and that they meet the independence and financial literacy requirements of the NYSE.

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Board Experience and Diversity. As its present directors exemplify, Colgate values experience in business, education and public service fields, international experience, educational achievement, strong moral and ethical character and diversity. A copy of Colgate’s criteria for Board membership, entitled “Independent Board Candidate Qualifications,” is available on the Company’s website at www.colgate.com.

Directors are Stockholders

•	Director Compensation in Stock. On average, 78 percent of a director’s compensation is paid in Colgate stock. Board members also receive stock options each year.

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Significant Levels of Director Stock Ownership. Board members own significant amounts of Colgate stock. Under the Company’s stock ownership guidelines, independent directors are required to own stock equal in value to at least five times their annual fee. For more information on director stock ownership, please see the table included in “Stock Ownership of Directors and Executive Officers” on page 51.

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No Director Pensions. In 1996, the Director Pension Plan was terminated. At the same time, the annual grant of Common Stock under the Stock Plan for Non-Employee Directors was increased to further align the interests of directors with those of stockholders.

Established Policies Guide Governance and Business Integrity

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Charters for Board Committees. Each of the Audit Committee, the P&O Committee, the Finance Committee and the Nominating and Corporate Governance Committee has a committee charter developed under the leadership of its committee chair. The committee charters describe the purpose, responsibilities, structure and operations of each committee. The Audit Committee charter reflects the increased authority and responsibilities of the committee under the corporate governance rules of the SEC and the NYSE. Copies of the committee charters are available on the Company’s website at www.colgate.com.

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Corporate Governance Guidelines. First formalized in 1996, the guidelines reflect the Board’s views and Company policy regarding significant corporate governance issues. As part of its ongoing review of best practices in corporate governance, the Board periodically updates the guidelines. The Board believes the Corporate Governance Guidelines are state-of-the-art. A copy of the guidelines, entitled “Board Guidelines on Significant Corporate Governance Issues,” is available on the Company’s website at www.colgate.com.

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Code of Conduct. The Board sponsors the Company’s Code of Conduct, which was first issued in 1987, and Business Practices Guidelines, both of which promote the highest ethical standards in all of the Company’s business dealings. The Global Ethics and Compliance function, headed by an executive officer who reports to the Audit Committee, oversees compliance with these standards and periodically reviews and updates the Code of Conduct. As mentioned above, in 2008, the Code of Conduct was updated and the revised version was distributed to the Company’s employees around the world. The Code of Conduct applies to the Company’s directors and employees, including the CEO, the Chief Financial Officer and the chief accounting officer (Corporate Controller), and satisfies the SEC’s requirements for a code of ethics for senior financial officers. The Code of Conduct is available on the Company’s website at www.colgate.com.

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Business Integrity Initiatives. The Board supports the Company’s efforts to communicate effectively its commitment to ethical business practices. To further this goal, executives and key managers worldwide are required to certify annually that they and the people they supervise understand and comply with the Code of Conduct. In addition, these Colgate leaders participate in management training programs regarding the Code of Conduct, Colgate values, effective leadership and the applicable laws and regulations that govern Colgate’s business practices around the world. Colgate directors also annually certify their compliance with the Code of Conduct.

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Political Expenditures. As set forth in the Company’s Code of Conduct and Business Practices Guidelines, the Company has a long-standing policy against making contributions to any political party or candidate. In addition, each year the Company advises its U.S. trade associations of this policy to prevent use of Company dues or contributions for any such expenditures.

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Sustainability. Colgate places a high priority on operating in a responsible and respectful manner, with a focus on three key areas—People, Performance and Planet. Colgate’s sustainability objective is to ensure that its business grows consistently and responsibly and benefits those it serves globally, while promoting the well-being of future generations. To provide incentives for Colgate people to integrate sustainability into business strategy and operations, Colgate’s global sustainability initiatives have been added to the individual objectives used to determine the compensation for many of Colgate’s senior managers. For more information regarding Colgate’s sustainability initiatives, please visit our website, www.colgate.com, to view our 2008 Sustainability Report.

Board Focused on Key Business Priorities

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Strategic Role of Board. The Board plays a major role in overseeing Colgate’s business strategy. It reviews the Company’s strategic plan and receives detailed briefings throughout the year on critical aspects of its implementation. These include division and major subsidiary performance reviews, product category reviews, presentations regarding research and development initiatives and reports from specific disciplines such as customer development, manufacturing and information technology.

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Succession Planning and People Development. The Board has extensive involvement in this area with special focus on CEO succession. It discusses potential successors to key executives and examines backgrounds, capabilities and appropriate developmental assignments. Regular reviews of professional training programs, benefit programs and career development processes assist the Board in guiding the Company’s people development initiatives and efforts to gain a competitive recruitment and retention advantage.

Direct Access to Management

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Management Participation at Board Meetings. Key senior managers regularly attend Board meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand irrespective of seniority. An open and informal environment allows dialogue to develop between directors and management, which often produces new ideas and areas of focus.

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Direct Access to Management. The Board’s direct access to management continues outside the boardroom during discussions with corporate officers, division presidents and other employees, often without the CEO present. Directors are invited to, and often do, contact senior managers directly with questions and suggestions.

Ensuring Management Accountability

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Performance-Based Compensation. Colgate has linked the pay of its managers and employees at all levels to the Company’s performance. As described in greater detail in the Compensation Discussion and Analysis beginning on page 18, the P&O Committee adheres to this pay-for-performance philosophy, and stock-based incentives comprise a significant component of senior management’s overall compensation.

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CEO Evaluation Process. The Board’s evaluation of the CEO is a formal annual process. The CEO is evaluated against the goals set each year, including both objective measures (such as earnings per share) and subjective criteria reflective of the Company’s strategy and core values. As part of the overall evaluation process, the Board meets informally with the CEO to give and seek feedback on a regular basis.

Board Practices Promote Effective Oversight

•	Board Size. Designed to maximize board effectiveness, Colgate’s by-laws fix the number of directors between seven and 12. Nine directors have been nominated for election at the Annual Meeting.

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Directorship Limits. To devote sufficient time to properly discharge their duties, the Corporate Governance Guidelines provide that directors should not serve on more than three other corporate boards.

•	Meeting Attendance. On average, the directors attended 98% of the meetings of the Board and the committees on which they served in 2008. No director attended less than 90% of these meetings.

Continuous Improvement through Evaluation

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Board Self-Evaluation Process. Each year, the Board evaluates its performance against certain criteria that it has determined are important to its success. These include financial oversight, succession planning, executive compensation, strategic planning, corporate governance and compliance and ethics. The Board then reviews the results of the evaluation and identifies steps to enhance its performance.

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Board Committee Evaluations. The Board’s committees also conduct self-evaluations annually, examining their performance against their committee charters. The results of these evaluations are reviewed with the Board, and further enhancements are agreed for each committee.

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Individual Director Evaluations. Complementing the Board and committee self-evaluations, the Board has also developed an individual director evaluation process to be used every few years. Using director effectiveness criteria selected by the Board following a review of external best practices, directors evaluate their peers and the resulting feedback is shared with individual directors by an external facilitator. The process, which was most recently conducted in 2008, enables the directors to provide valuable feedback to one another and identifies areas of strength and areas of focus for enhanced effectiveness.

External Recognition for Colgate’s Governance Practices

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High Governance Ratings. In February 2009, Colgate again received the highest rating of 10 from GovernanceMetrics International, Inc. (“GMI”), becoming one of only two U.S. companies to achieve this score in every GMI ratings cycle since they began in 2003. GMI is an independent governance ratings agency which examines the governance practices of over 4,100 companies worldwide. Colgate is also among the highly rated companies by Riskmetrics Group, a provider of proxy voting and corporate governance services. Riskmetrics Group evaluates the corporate governance structures and policies of over 8,000 companies worldwide.

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Corporate Secretary Magazine 2008 Corporate Governance Team of the Year Award. In November 2008, Colgate received the Corporate Governance Team of the Year Award from Corporate Secretary Magazine, which commended the breadth and success of Colgate’s governance program.

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Treasury & Risk Magazine 2007 Alexander Hamilton Corporate Governance Award. In November 2007, Colgate received the Alexander Hamilton Corporate Governance Award from Treasury & Risk Magazine, which highlighted Colgate’s determination to make corporate governance a part of the fabric of the company, as well as Colgate’s solid business results.

The Board of Directors

The Board oversees the business, assets, affairs, performance and financial integrity of the Company. In accordance with the Company’s long-standing practice, the Board is independent, consisting of a substantial majority of outside directors. Currently, the Board has nine directors, with eight independent directors and one employee director, Ian Cook, who is the President and Chief Executive Officer of the Company. Reuben Mark, the Company’s former Chief Executive Officer, retired from his position as Chairman of the Board effective December 31, 2008.

The Board met ten times during 2008. On average, the directors attended 98% of the meetings of the Board and the committees on which they served in 2008. No director attended less than 90% of these meetings. During 2008, the independent directors met regularly in executive session without Mr. Mark or Mr. Cook present.

The independence standards adopted by the Board are stricter than those mandated by the NYSE. The Board has made an affirmative determination, based on these standards, that each director (other than Mr. Cook) is independent. A copy of the director independence standards is available on the Company’s website at www.colgate.com. For more information regarding the Board’s independence determinations, see “Director Independence” on page 11.

The name, age, principal occupation and length of service of each director nominee, together with certain other biographical information, are set forth below. All nominees have been directors since last year’s annual meeting.

Ian Cook, 56

Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Cook joined the Company in the United Kingdom in 1976 and progressed through a series of senior marketing and management roles around the world. He was appointed Chief Operating Officer in 2004, with responsibility for operations in North America, Europe, Central Europe, Asia and Africa. In 2005, Mr. Cook was promoted to President and Chief Operating Officer, responsible for all Colgate operations worldwide. In July 2007, Mr. Cook was elected President and Chief Executive Officer and a director and, in December 2008, Mr. Cook was elected Chairman of the Board, effective January 1, 2009. Mr. Cook is also a director of PepsiCo Inc.

Director since 2007

John T. Cahill, 51 Independent Director

Industrial Partner, Ripplewood Holdings LLC, a private equity firm, since 2008. Mr. Cahill is also the Chairman of Interstate Bakeries Corp., a position to which he was appointed in February 2009. Previously, Mr. Cahill was the Chairman of The Pepsi Bottling Group, Inc. (“PBG”). He began his PepsiCo career in 1989 and held multiple senior financial and operating leadership positions. He served as Chief Financial Officer for both Kentucky Fried Chicken and Pepsi-Cola North America before becoming Senior Vice President and Treasurer of PepsiCo. With the formation of PBG in 1998, Mr. Cahill became PBG’s Chief Financial Officer and later its President and Chief Operating Officer. In 2001, he was named Chief Executive Officer and, from 2003 to 2006, he served as Chairman and Chief Executive Officer. He was appointed Executive Chairman of PBG in 2006, a position he held until 2007. Mr. Cahill formerly served as Chief Financial Officer for RKO Pictures.

Director since 2005

Jill K. Conway, 74 Independent Director

Former Visiting Scholar, Program in Science, Technology and Society, Massachusetts Institute of Technology, from 1985 to 2008. Mrs. Conway was President of Smith College from 1975 to 1985. She was Vice President, Internal Affairs, University of Toronto, from 1973 to 1975 and a member of its graduate faculty from 1971 to 1975. She has served as a member of the Harvard University Board of Overseers and The Conference Board and as a trustee of Hampshire College, Northfield Mt. Hermon School and The Clarke School for the Deaf. Mrs. Conway is a director of Nike, Inc. and the former Chairman of Lend Lease Corporation. She is also a trustee of the Boston Museum Project and the John F. Kennedy Library Foundation.

Director since 1984

Ellen M. Hancock, 65 Independent Director

Former President of Jazz Technologies, Inc. Mrs. Hancock served as the President of Jazz Technologies, Inc. and President and Chief Operating Officer of its predecessor Acquicor Technology Inc. from August 2005 to June 2007. Mrs. Hancock was the Chairman and Chief Executive Officer of Exodus Communications, Inc., a computer network and Internet systems company she joined in March 1998. From July 1996 to July 1997, Mrs. Hancock was Executive Vice President, Research and Development, Chief Technology Officer of Apple Computer Inc. She previously was Executive Vice President and Chief Operating Officer, National Semiconductor. Prior to joining National Semiconductor in 1995, she was Senior Vice President and Group Executive at IBM. Mrs. Hancock is a director of Aetna. She is a trustee of Marist College and Santa Clara University and a director of the Pacific Council on International Policy.

Director since 1988

David W. Johnson, 76 Independent Director

Chairman Emeritus of Campbell Soup Company. Mr. Johnson began his business career as a management trainee at Colgate Australia in 1959 and after a series of promotions became General Manager of Colgate’s South African subsidiary in 1967. From 1972 to 1982, Mr. Johnson held several senior positions with Warner-Lambert. In 1982, Mr. Johnson became President and Chief Executive Officer of Entenmann’s, Inc. From 1987 to 1989, he variously served as Chairman, Chief Executive Officer and President of Gerber Products Company. Mr. Johnson was Chairman of Campbell Soup Company from 1993 to 1999 and its President and Chief Executive Officer from January 1990 to July 1997 and also from March 2000 to January 2001. Mr. Johnson serves on the Council for the University of Chicago’s Graduate School of Business.

Director since 1991

Richard J. Kogan, 67 Independent Director

Retired as President and Chief Executive Officer of Schering-Plough Corporation in April 2003. Mr. Kogan was also Chairman of Schering-Plough Corporation from 1998 until 2002. He joined Schering-Plough as Executive Vice President, Pharmaceutical Operations in 1982 and became President and Chief Operating Officer in 1986 and President and Chief Executive Officer in 1996. Mr. Kogan currently is a principal of the KOGAN Group LLC, which provides consulting services to senior management at companies in the pharmaceutical and other industries. Mr. Kogan is also a director of The Bank of New York Mellon. He serves on the boards of St. Barnabas Corporation and Medical Center and New York University, and is a member of the Council on Foreign Relations.

Director since 1996

Delano E. Lewis, 70 Independent Director

Senior Fellow, New Mexico State University since 2006. Former U.S. Ambassador to South Africa, December 1999 to July 2001. Mr. Lewis served as the Chief Executive Officer and President of National Public Radio from 1994 to 1998. From 1988 through 1993, Mr. Lewis was the President and Chief Executive Officer of Chesapeake & Potomac Telephone Company, which he joined in 1973. Mr. Lewis has also served on the Peace Corps staff in Africa and on the staff of the United States Equal Employment Opportunity Commission and the United States Department of Justice. Mr. Lewis is also a director of Eastman Kodak Company.

Director from 1991 to 1999 and since 2001

J. Pedro Reinhard, 63 Independent Director

Former Executive Vice President and Chief Financial Officer of The Dow Chemical Company (“Dow”). Mr. Reinhard served as Executive Vice President and Chief Financial Officer of Dow from 1995 to 2005. Previously, Mr. Reinhard held a variety of senior international, financial and operating leadership positions at Dow after beginning his career there in 1970 in Brazil. He served as Finance Director of Dow Europe, Vice President of Dow Europe and Managing Director of Dow in Italy. In 1988 Mr. Reinhard was appointed Treasurer of Dow. Mr. Reinhard served as a director of Dow from 1995 to 2007. Since 2006, Mr. Reinhard has served as President of Reinhard & Associates, a financial advisory practice. He is a director of the Royal Bank of Canada and Sigma-Aldrich Corporation.

Director since 2006

Stephen I. Sadove, 57 Independent Director

Chairman and Chief Executive Officer of Saks Incorporated (“Saks”). Mr. Sadove joined Saks as Vice Chairman in January 2002, serving as Chief Operating Officer from 2004 to 2006. He has served as Chief Executive Officer of Saks since January 2006 and was named Chairman in May 2007. Prior to joining Saks, Mr. Sadove held various positions of increasing responsibility at Bristol-Myers Squibb Company (“Bristol-Myers Squibb”). He joined Bristol-Myers Squibb in 1991 as President of Clairol in the United States and later gained additional responsibility for the consumer businesses in Canada, Europe, the Middle East, Africa and Latin America. In 1996, he was named President of Bristol-Myers Squibb’s worldwide beauty care business and was later named a senior vice president with additional responsibility for Mead Johnson Nutritionals. Mr. Sadove is also a director of Ruby Tuesday, Inc.

Director since 2007

Director Independence

As described above, the Board has adopted director independence standards which are substantially stricter than those required by the listing standards of the NYSE. Specifically, a director is not considered independent if the director has any relationship with Colgate or its senior management or with another director that in the Board’s judgment may impair the director’s ability to make independent judgments. Such relationships could include voting arrangements and personal, economic or professional ties between a director and an officer of Colgate or another Colgate director. Relationships and transactions that may impair independence include: (i) current or former employment with the Company; (ii) affiliation with Colgate’s advisors; (iii) compensation from the Company (other than board and committee fees); (iv) direct or indirect material business relationships with the Company; (v) loans between directors and the Company or its senior management; (vi) direct or indirect material investments with the Company, its officers or other directors; (vii) leadership roles in charitable organizations supported by Colgate; (viii) affiliation or employment with a present or former Colgate auditor; and (ix) service on interlocking boards of directors or compensation committees. A copy of the complete standards is available on the Company’s website at www.colgate.com.

In making its determination regarding the independence of each non-employee director, the Board considers any transactions, relationships or arrangements as required by the Company’s director independence standards. Based on these standards, the Board has determined that each director, other than Mr. Cook, who is the Company’s Chairman of the Board, President and CEO, is independent as there were no transactions, relationships or arrangements of the types described in the Company’s director independence standards.

Majority Voting in Director Elections

Under Colgate’s by-laws, in an uncontested election for directors (i.e., an election where there are the same number of nominees as seats on the Board), directors must be elected by a majority of the votes cast at the meeting. A majority of votes cast is defined to mean that the number of shares voted “for” a director’s election exceeds 50% of the votes cast with respect to that director’s election. “Votes cast” include votes for or against each nominee and exclude abstentions.

If a nominee for director who is an incumbent director is not re-elected by a majority of the votes cast as set forth above, and no successor has been elected at the meeting, the by-laws require the director to promptly tender his or her resignation to the Board in accordance with an agreement that each nominee is required to sign in order to be eligible for election or re-election as a director.

The Nominating and Corporate Governance Committee shall then make a recommendation to the Board as to whether to accept or reject the tendered resignation or to take other action. The Board shall act on the tendered resignation, taking into account the committee’s recommendation, and shall publicly disclose its decision and rationale within 90 days from the date of certification of the election results. The committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other information that it considers appropriate or relevant. The director who tenders his or her resignation shall not participate in the recommendation of the committee or the decision of the Board with respect to his or her resignation.

To the extent that one or more directors’ resignations are accepted by the Board, or if a nominee who is not an incumbent director is not elected, then the Board in its discretion may determine either to fill such vacancy or vacancies or to reduce the size of the Board.

In contested elections, where there are more nominees than seats on the Board, directors are elected by a plurality vote. This means that the nominees who receive the most votes of all the votes cast for directors will be elected.

Communications to the Board of Directors

Stockholders and other interested parties are encouraged to communicate directly with the Company’s independent directors by sending an e-mail to directors@colpal.com or by writing to Directors, c/o Office of the General Counsel, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, NY 10022-7499. Stockholders and other interested parties may also communicate with individual independent directors and committee chairs by writing to them at the above mailing address, in care of the Office of the General Counsel.

Under procedures established by the Company’s independent directors, each letter and e-mail sent in accordance with the above instructions is reviewed by the Legal Department and, unless such communications fall within one of the categories listed below, distributed to all of the independent directors or to individual directors, as appropriate, with copies to the Office of the Chairman.

The types of communications that are not forwarded to the independent directors are as follows:

•	Job inquiries

•	Surveys and other requests for information about Colgate

•	Offers of goods and services

•	Requests for donations and sponsorships

•	Product ideas

•	Consumer affairs complaints

Concerns and questions relating to accounting, internal accounting controls, financial policy, risk management or auditing matters are immediately brought to the attention of the Audit Committee chair and handled in accordance with the procedures established by the Audit Committee. Under these procedures, the Company’s Global Ethics and Compliance function, in conjunction with the Company’s Internal Audit and Corporate Legal departments, addresses these concerns in accordance with the directions of the Audit Committee chair. The Audit Committee chair approves recommendations regarding the handling of each matter, oversees any investigations and approves the disposition of each matter. In the Audit Committee chair’s discretion, he or she may engage outside counsel and other independent advisors.

Concerns relating to accounting, internal accounting controls, financial policy, risk management or auditing matters may also be reported to the Global Ethics and Compliance function by telephone, facsimile and e-mail as follows: 24-hour hotline: (800) 778-6080 (toll free from United States, Canada and Puerto Rico) or (212) 310-2330 (collect from all other locations); facsimile number: (212) 310-3745; and e-mail: ethics@colpal.com.

Colgate policy prohibits the Company from retaliating against any individual who provides information to the directors. Concerns may be submitted to the directors on an anonymous basis through their postal address or through the 24-hour hotline numbers maintained by the Global Ethics and Compliance function. If requested, Colgate will endeavor to keep information submitted confidential, subject to the need to conduct an effective investigation and take appropriate action.

Director Attendance at Annual Meetings

It is the Company’s policy that all members of the Board should attend the Company’s Annual Meeting of Stockholders, unless extraordinary circumstances prevent a director’s attendance. All directors who were elected to the board at the 2008 Annual Meeting were in attendance.

Committees of the Board of Directors

The Board has four standing committees: the Audit Committee, the Finance Committee, the Nominating and Corporate Governance Committee and the P&O Committee. The members and a summary of the responsibilities of these committees are set forth below. The committee charters are available on the Company’s website at www.colgate.com.

Committee Membership (* indicates Chair and ** indicates Deputy Chair, if applicable)

Audit Committee	Finance Committee	Nominating and Corporate Governance Committee	P&O Committee
John T. Cahill	Ellen M. Hancock*	Jill K. Conway**	John T. Cahill**
Jill K. Conway	Richard J. Kogan	Ellen M. Hancock	Jill K. Conway
Ellen M. Hancock	Delano E. Lewis	David W. Johnson	David W. Johnson
David W. Johnson*	J. Pedro Reinhard	Delano E. Lewis*	Richard J. Kogan*
Richard J. Kogan		Stephen I. Sadove	Delano E. Lewis
J. Pedro Reinhard
Stephen I. Sadove

Audit Committee

The Audit Committee assists the Board in its oversight of management’s fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It also appoints the Company’s independent registered public accounting firm, subject to ratification by stockholders, and oversees the activities of the Company’s Internal Audit function and the Global Ethics and Compliance function. All members of the Audit Committee are independent directors. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the listing standards of the NYSE and Colgate’s own, stricter director independence standards.

The Audit Committee met eight times during 2008, including to review and participate in discussions regarding each quarterly earnings press release prior to its announcement. The Audit Committee also met separately on four occasions with the Company’s independent registered public accounting firm, head of Internal Audit and other members of management.

Finance Committee

The Finance Committee oversees the financial policies and practices of the Company, reviews the budgets of the Company and makes recommendations to the Board on financial and strategic matters. It also oversees the Company’s finance, treasury and related functions. The Finance Committee met five times during 2008. All members of the Finance Committee are independent directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee recommends nominees for the Board and develops and implements formal Board self-evaluation procedures. It also makes recommendations to the Board regarding Board and committee structure, corporate governance and director compensation. In making recommendations to the Board regarding director compensation, the Nominating and Corporate Governance Committee annually reviews information provided by the Global Human Resources function regarding emerging best practices in director compensation and comparison data regarding peer company practices, both at the industry peer group used in the cumulative total shareholder return graphs on pages 64 to 65 (the “Industry Peer Group”) and the Compensation Comparison Group discussed on pages 20 to 21 of the Compensation Discussion and Analysis. The Global Human Resources function purchases such comparison data from Towers Perrin. Based on this review, the Nominating and Corporate Governance Committee determines whether to recommend to the Board any changes in the director compensation program. During the most recent review, in October 2008, the committee determined not to recommend any changes. The director compensation program is described beginning on page 48. Other than the use of survey data purchased from outside consultants described above, the Nominating and Corporate Governance Committee does not use outside compensation consultants in making director compensation recommendations. Nor does it delegate any of its authority in this area.

The Nominating and Corporate Governance Committee met seven times during 2008. All members of the Nominating and Corporate Governance Committee are independent directors.

Personnel and Organization Committee

The P&O Committee is appointed by the Board to act on its behalf with respect to overseeing the personnel and organizational matters of the Company, including the compensation of the Company’s executives. All members of the P&O Committee are independent directors. The P&O Committee met seven times during 2008.

The P&O Committee devotes substantial time each year to executive compensation matters. It recommends and approves, with the participation and concurrence of the other independent directors of the Board, the compensation of the CEO. The CEO plays no role in recommending or determining his own compensation. The P&O Committee also reviews and approves the compensation recommended by the Global Human Resources function of the Company and the CEO for the other executive officers of the Company in accordance with the compensation programs described in the Compensation Discussion and Analysis section of this Proxy Statement. In reviewing and approving compensation for executive officers, the P&O Committee uses tally sheets that summarize all material components of compensation. The P&O Committee does not delegate any of its responsibilities regarding the consideration and determination of executive compensation.

The P&O Committee periodically retains the services of outside compensation consultants to provide it with objective, third party advice on the appropriateness of the Company’s compensation of the CEO and other senior executives. In 2009, the P&O Committee adopted a written policy regarding its selection and use of outside compensation consultants, a copy of which is available on the Company’s website at www.colgate.com. The policy contains the following key principles:

•	The P&O Committee selects all outside compensation consultants that provide advice to it, and directly retains such consultants, who report to and are solely responsible to the Committee.

•

Such consultants may not provide any other services to the Company unless these are expressly approved by the P&O Committee in advance. The P&O Committee will approve such other services only if it concludes that providing them will not impair the ability of the consultant to provide objective and independent advice to the Committee.

During 2007 through July 2008, the P&O Committee engaged Mercer Human Resource Consulting (“Mercer”) to assist with the P&O Committee’s evaluation of the compensation of the Company’s CEO. In addition, in 2007 Mercer advised the P&O Committee regarding the changes proposed by the Global Human Resources function in connection with the comprehensive review of the Company’s incentive compensation program conducted by the Global Human Resources function in 2007 (see page 18 of the Compensation Discussion and Analysis).

During 2008, the P&O Committee decided to change compensation consultants in light of other human resource consulting services provided by Mercer to the Company as well as the potential to utilize Mercer in the future for benefits administration services. Accordingly, in August 2008, the P&O Committee retained Frederic W. Cook & Co., Inc. (“F.W. Cook & Co.”) to advise it with respect to the CEO’s compensation and such other matters as the Committee may direct. F.W. Cook & Co. does not provide any other services to the Company. F.W. Cook & Co. works directly with the P&O Committee and its Chair and meets with it in executive session.

During 2008 and early 2009, the Human Resources function of the Company purchased executive compensation survey data from Mercer and Hewitt Associates and used Hewitt Associates to provide change of control and similar calculations for this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During 2008, the following directors were members of the P&O Committee: Mrs. Conway and Messrs. Cahill, Johnson, Kogan, Lewis, Reinhard and Sadove. None of the members of the P&O Committee has been an officer of the Company and none were employees of the Company during 2008, and none had any relationship with the Company or any of its subsidiaries during 2008 that would be required to be disclosed as a transaction with a related person. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or the P&O Committee.

Nominating and Corporate Governance Committee Report

The Nominating and Corporate Governance Committee recommends nominees for the Board of Directors, among other responsibilities. A copy of the charter of the Nominating and Corporate Governance Committee, which describes this and other responsibilities of the committee, is available on the Company’s website at www.colgate.com. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence for nominating committee members is defined in the NYSE listing standards and in Colgate’s own, stricter director independence standards.

The Board selects new director candidates based on the recommendation of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies, screens and recruits potential candidates for membership on the Board of Directors, taking into account the needs of the Company and the Board at the time. The Company has engaged an international executive search firm to assist the Nominating and Corporate Governance Committee in identifying and evaluating potential director nominees.

On the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted a written statement of the criteria for Board membership that is used by the committee in evaluating individual director candidates. This statement outlines the qualities needed for Board membership, including experience in business, education and public service fields, international experience, educational achievement, strong moral and ethical character and diversity. In addition, prospective directors must satisfy the Company’s director independence standards and be willing and able to devote sufficient time to discharge their duties. A copy of Colgate’s criteria for Board membership, entitled “Independent Board Candidate Qualifications,” is available on the Company’s website at www.colgate.com.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and others if such candidates meet Colgate’s criteria for Board membership, evaluating them in the same manner in which the committee evaluates other candidates. Such recommendations should be made in writing to the Nominating and Corporate Governance Committee or the Company’s Secretary and should include a description of the qualifications of the proposed candidate. Any stockholder of the Company may also nominate a director in accordance with the information and timely notice requirements of the Company’s by-laws relating to stockholder nominations as described in “Other Information—Nominations for Director” on page 66 below. The Nominating and Corporate Governance Committee has approved nine director nominees for election at the 2009 Annual Meeting.

The foregoing report has been submitted by the members of the Nominating and Corporate Governance Committee: Delano E. Lewis (Chair), Jill K. Conway (Deputy Chair), Ellen M. Hancock, David W. Johnson and Stephen I. Sadove.

Audit Committee Report

The Audit Committee is comprised of five independent directors. The Board of Directors has determined that it would be desirable for all Audit Committee members to be “audit committee financial experts” as that term is defined by the SEC. The Board has conducted an inquiry into the qualifications and experience of each member of the Audit Committee, and has determined that they each meet the SEC’s criteria for audit committee financial experts.

The Audit Committee assists the Board of Directors in its oversight of the Company’s financial statements and reporting processes, including the internal control over financial reporting. The committee also oversees the Company’s Global Ethics and Compliance function. A copy of the charter of the Audit Committee, which describes these and other responsibilities of the committee, is available on the Company’s website at www.colgate.com. Management has the direct and primary responsibility for the financial statements and the reporting processes, including establishing and maintaining adequate internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting.

The Audit Committee appointed PricewaterhouseCoopers LLP to audit the Company’s financial statements as of and for the year ended December 31, 2008 and the effectiveness of the related systems of internal control over financial reporting as of December 31, 2008. The Audit Committee met eight times in 2008.

The Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accounting firm together and separately. These discussions and reviews included the reasonableness of significant judgments, significant accounting policies (including critical accounting policies), the auditors’ assessment of the quality, not just acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). In addition, the Audit Committee has received the written disclosures of the independent registered public accounting firm as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm, and received a letter from them confirming, their independence from management and the Company. The Audit Committee also met with management and the independent registered public accounting firm together and separately to discuss matters related to the design and operating effectiveness of the Company’s internal control over financial reporting.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be accepted and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

The foregoing report has been submitted by the members of the Audit Committee: David W. Johnson (Chair), John T. Cahill, Jill K. Conway, Ellen M. Hancock and Richard J. Kogan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Colgate believes that people are the most important driver of its business success and, accordingly, views compensation as an important tool to attract, retain and motivate leaders at all levels of the organization. Colgate’s executive compensation programs are designed to:

•	Drive strong business results—Support the Company’s business goals of fostering profitable growth and increasing shareholder value;

•	Pay for performance—Pay for performance by linking compensation to the achievement of established goals and objectives;

•	Focus on long-term shareholder return—Align the interests of executives and shareholders through the use of equity compensation;

•	Support global teamwork—Promote alignment and teamwork among corporate functions, divisions and subsidiaries; and

•	Attract strong talent—Attract, retain and motivate high-performing executives.

Colgate’s executive compensation programs are reviewed regularly by Company management and the Personnel and Organization Committee of the Board (the “P&O Committee”) to ensure that the programs achieve these goals. Most recently:

•

In December 2007, the Global Human Resources function, under the oversight of the P&O Committee, completed a comprehensive review of the Company’s incentive compensation programs (the “2007 Compensation Review”). Mercer Human Resources Consulting (“Mercer”), the P&O Committee’s outside compensation consultant at the time,[1] reviewed and endorsed the findings and recommendations of the 2007 Compensation Review. The review indicated that Colgate’s incentive programs are effectively encouraging achievement of the Company’s business goals and are consistent with best practices and market trends. Minor changes were identified to rebalance the various components of incentive compensation and to simplify the programs to ensure that they are better understood by participants and further drive the achievement of business goals. These changes went into effect beginning in 2008 and are reflected in the compensation decisions discussed in this Compensation Discussion and Analysis (the “CD&A”).

•

In August 2008, the P&O Committee retained Frederic W. Cook & Co., Inc. (“F.W. Cook & Co.”) as its independent compensation consultant to advise it with respect to compensation matters. As a first step in supporting the P&O Committee, F.W. Cook & Co. conducted an introductory review of Colgate’s executive compensation programs and advised the P&O Committee that it found the programs to be structurally sound, fair and balanced in comparison to similarly situated companies and to effectively support Colgate’s business strategy and executive compensation philosophy as described herein.

•

In 2009, the Company completed and presented to the P&O Committee a three-year historical review of the relationship between the compensation paid to the Company’s senior executives and Company performance against both the industry peer group used in the total shareholder return graphs on pages 64 to 65 (the “Industry Peer Group”) and the compensation comparison group used in those years. (See pages 20 to 21 for a description of the current compensation comparison group.) At the request of the P&O Committee, F.W. Cook & Co. prepared an independent assessment of Colgate and its peers. Both reviews showed a very strong link between Company pay and Company performance.

[1]	See pages 14 and 15 for a discussion of the role of compensation consultants in determining or recommending executive and director compensation.

•

In 2009, as a new best practice, the P&O Committee asked Company management to undertake a risk assessment of the Company’s compensation programs and asked F.W. Cook & Co. to review the assessment. The finding of the assessment, with which F.W. Cook & Co. and the P&O Committee concurred, was that the Company’s compensation programs do not incentivize executives to take unnecessary or excessive risks that could threaten the value of the Company. The factors considered in reaching this conclusion include that Company pay mix, like that of other companies in its industry, is not overly weighted towards short-term incentives; that performance measures are tied to key measures of short-term and long-term success that drive sustained value creation and that stock ownership guidelines are reasonable and encourage a long-term perspective, all as described more fully below. In addition, the P&O Committee considered that the Company’s long-standing culture emphasizes incremental continuous improvement and sustained shareholder value creation, and that these factors are reflected in the design of the Company’s incentive plans.

This CD&A discusses the compensation paid to the executive officers listed in the Summary Compensation Table on page 28 of this Proxy Statement (the “Named Officers”). The compensation programs described, however, apply broadly to other officers and management personnel at the Company, with changes as appropriate to reflect different levels and types of job responsibility. The Company believes that having one set of programs helps to align Colgate people into one global team sharply focused on the Company’s key strategic initiatives.

Compensation Components

Compensation Mix. Colgate’s executive compensation program consists of the following three primary components:

•	Base salary;

•	Annual incentives paid in the form of cash bonuses; and

•	Long-term incentives paid in the form of stock options and restricted stock.

In allocating compensation among these three components, the Company seeks to provide reasonable and competitive levels of fixed compensation (i.e., salary), while emphasizing performance-based compensation that varies based on overall Company or business unit performance and/or the performance of the Company’s common stock. Accordingly, of the compensation paid for 2008, base salaries for the Named Officers represented approximately 10-20% of the three compensation components noted above, and incentive compensation, both annual and long-term, represented approximately 80-90%. The mix between annual incentive pay (cash bonus) and long-term incentives (stock options and restricted stock) is determined based on competitive practice (see discussion in the Compensation Comparison Group section below) and Colgate’s desire to focus, first, on long-term performance and shareholder value and, second, on annual performance. Accordingly, for the Named Officers in 2008, long-term incentives represented 55-70% of the three compensation components noted above, and annual incentives represented 15-25%. Within the long-term incentive category, the mix for the Named Officers is weighted towards stock options because such awards provide payouts to executives only to the extent that the Company’s stock price appreciates, thereby providing a highly effective link to changes in shareholder value that align the interests of executives and stockholders.

The perquisites that the Company provides to its executives are modest and represent less than 1% of the total compensation reflected in the Summary Compensation Table on page 28, not including personal benefits paid in connection with an executive’s relocation at the Company’s request. At the level of the Named Officers, such perquisites consist primarily of an annual allowance of up to $11,500 for various qualifying items, such as financial planning or tax preparation and planning and, in the case of Mr. Cook, the use of a Company car and driver. For more information on perquisites provided to the Named Officers in 2008, see note 7 on page 30. Any income taxes due as a result of these perquisites, other than those related to relocation at the Company’s request, are the responsibility of the Named Officers.

The compensation and benefits payable to the Named Officers in the event of retirement, severance and change in control are described on pages 42 to 44. The Company’s retirement plans are designed to provide the Company’s long-service, retiring employees with fair and adequate replacement income based on then current market trends. In general, the Named Officers participate in the same retirement programs that are available to other U.S. employees, with supplemental benefits provided to make up benefits under plans that are subject to certain IRS limits. The Company’s severance program is designed to provide participants with reasonable compensation if their employment is terminated in the event of a change in control or for Company convenience. The potential payments and benefits under these various programs did not influence the decisions discussed in the balance of this CD&A regarding the setting of salary, annual bonus and long-term incentives for the Named Officers since these programs serve very different purposes.

Tax and Accounting Considerations. In designing its compensation programs, the Company considers the applicable accounting treatment and seeks to preserve tax deductibility, including under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), to the extent consistent with the primary objectives of the compensation program outlined above. Of the incentive compensation components currently awarded by the Company, the annual incentive, stock option and performance-based restricted stock programs are all generally deductible under Section 162(m). Specific recent instances where tax deductibility was taken into account in designing compensation programs are: (a) the decision, as a result of the 2007 Compensation Review, to eliminate time-vested restricted stock awards for the Named Officers and replace them with an additional award opportunity under the performance-based restricted stock program (see page 23), (b) the decision to eliminate qualitative individual performance objectives from the annual incentive awards for the Named Officers with divisional responsibilities (as reflected in note 1 to the Summary Compensation Table on page 28) and (c) the decision to reduce the maximum amount of severance payable under the Executive Severance Plan to maintain deductibility under Section 280G of the Internal Revenue Code (see page 42).

The Compensation Comparison Group

Colgate uses comparative compensation data from a group of other leading companies, referred to in this CD&A as the “Comparison Group,” as a point of reference in designing its compensation programs and in setting compensation levels. Colgate does not use this data as a single determinative factor but rather as an external check to verify that its compensation programs are reasonable and competitive in light of compensation levels at similarly situated companies.

The Comparison Group is selected to represent both the Company’s peer companies from a performance perspective as well as the market for executive talent in which the Company competes. It consists primarily of consumer products companies with major branded product portfolios, including those making up the Industry Peer Group and other select companies that are similarly situated to the Company in terms of overall size or performance against relevant measures. The companies comprising the Comparison Group are approved annually by the P&O Committee after taking into account observations and recommendations of management and the Committee’s compensation consultant. In 2008, the P&O Committee decided to de-emphasize pharmaceutical companies in the Comparison Group, in light of divestitures of certain of their consumer products divisions, and also to restructure the Comparison Group so that the median size company in terms of revenue aligned more closely with Colgate. This resulted in the deletion of seven companies (Abbott Laboratories, Altria Group, Bristol-Myers Squibb, Nestle, Pfizer, Inc., SC Johnson and Wyeth) and the addition of four companies (ConAgra Foods, Estee Lauder, Kraft and 3M) to the Comparison Group. Following these changes, the Comparison Group for 2008 consisted of the following 18 companies:

Comparison Group

Anheuser-Busch Companies	Johnson & Johnson
Avon Products, Inc.	Kellogg Company
Campbell Soup Company	Kimberly-Clark Corporation
The Clorox Company	Kraft
The Coca-Cola Company	PepsiCo
ConAgra Foods	Procter & Gamble Company
Estee Lauder	Sara Lee Corporation
General Mills	Unilever
H.J. Heinz	3M

Benchmark data is collected for all of the Company’s three primary compensation components (base salary, annual incentive pay and long-term incentive pay), both individually and in the aggregate.

Base Salary

Base salaries for the Named Officers and all other employees are based on established salary ranges for each grade level, with the exception of the CEO, whose salary is set independently by the P&O Committee, without the involvement of the CEO or other Company management. The P&O Committee determines salaries for other Named Officers based on recommendations from the Global Human Resources function and the CEO in accordance with the established salary ranges and the guidelines described below.

Since base salaries are designed to provide a reasonable, competitive level of fixed compensation, the mid-point of each salary range is set at the median pay level for similar jobs at companies in the Comparison Group. Salaries above the median are available for exceptional performers and key contributors to the success of the Company.

Decisions regarding where in the range a particular individual’s salary should be and whether he or she should be granted a salary increase during the year are based on the following factors:

•	Individual performance;

•	Company or business unit performance, as applicable;

•	Assumption of new responsibilities;

•	Colgate’s annual salary budget guidelines;

•	Data from the Comparison Group; and

•	Other performance measures, such as the successful launch of innovative new products, increases in market share of Colgate brands, geographic expansion and increases in productivity.

All of the Named Officers are high-performing executives, most of them with long tenure at the Company. Accordingly, salaries for the Named Officers other than Mr. Cook ranged between approximately the 75th and 95th percentile of salaries for similar jobs in the Comparison Group based on the most recent data available to the Company. Mr. Cook’s salary for 2008 is below the 50th percentile for CEOs in the Comparison Group because the P&O Committee has determined in Mr. Cook’s case to place greater emphasis on equity and long-term incentive compensation (stock options and restricted stock) than on cash compensation (salary and annual bonus), thereby holding him to a higher standard of accountability than the executives whom he is charged with leading. Accordingly, as set forth and more fully discussed in the CEO compensation section of this CD&A (see pages 26 to 27), the total compensation (salary, bonus and long-term incentives) awarded to Mr. Cook for 2008 is at the 63rd percentile of the Comparison Group, with 70% of this compensation consisting of long-term incentive pay.

Annual Incentives—Cash Bonuses

Award Opportunities. Cash bonuses, which are granted under the stockholder-approved Executive Incentive Compensation Plan (the “EICP Plan”),2 are designed to reward performance over a one-year period against one or more pre-established performance measures set by the P&O Committee at the beginning of the year. Awards are determined by the P&O Committee the following year in accordance with a set formula based on achievement against the designated goals. The P&O Committee has discretion to adjust the calculated awards downward, but not upward.

Executives, including the Named Officers, are each assigned a bonus award opportunity, which is based on salary grade level, expressed as a percentage of salary and generally set at or below the median of the Comparison Group. For 2008, Mr. Cook’s bonus award opportunity was 137.5% of base salary, and the bonus award opportunity for each of the other Named Officers was 70% of base salary. The formula-driven award payouts depend upon performance against the pre-established measures discussed below and range from zero, if performance falls below a certain level, to a maximum of two times the assigned award opportunity for Mr. Cook and the Named Officers with divisional responsibilities (Messrs. Tangney and Garcia), and 1.5 times the assigned award opportunity for the other Named Officers with corporate-wide responsibilities (Messrs. Patrick and Moison). The maximum bonus provided to Mr. Cook is set at a higher multiple of the assigned award opportunity than other Named Officers with corporate-wide responsibilities to reflect the lower positioning of his salary in 2008 relative to external market rates and to ensure that a greater portion of his maximum total compensation opportunity is variable and tied to performance.

Performance Measures and Bonus Payouts.

Named Officers with Corporate-Wide Responsibilities. Earnings per share is the performance measure for annual bonuses for the Named Officers with corporate-wide responsibilities (Messrs. Cook, Patrick and Moison). The earnings-per-share measure was selected to create a strong link to the Company’s overall profit goal. As required by applicable EICP Plan procedures, the earnings-per-share measure used for 2008 (“Base Business Earnings Per Share”) excludes charges associated with the 2004 Restructuring Program (a four-year restructuring and business-building program that was finalized at the end of 2008), although savings generated by the program are included, since these are continuing.3 For 2008, in order for Named Officers with corporate-wide responsibilities to earn bonuses at the maximum level, Base Business Earnings Per Share had to grow by at least 11% above the 2007 Base Business Earnings Per Share. The 11% goal was set based on the Company’s business strategy to deliver consistent double-digit earnings per share growth each year. Since Base Business Earnings Per Share grew by 14% in 2008, bonuses for the Named Officers with corporate-wide responsibilities were awarded at the maximum level allowed, and ranged from 105% to 275% of salary.

Named Officers with Divisional Responsibilities. The primary performance measures for annual bonuses for the Named Officers with divisional responsibilities (Messrs. Tangney and Garcia), representing 60% of their award opportunities, are growth in net sales and net profit after tax of their respective divisions. These measures were chosen because the Company believes that net sales and net profit after tax together reflect the underlying momentum of the business and its ability to generate cash to reinvest in business building activities and return value to shareholders. Additional performance measures for Messrs. Tangney and Garcia in 2008, representing 40% of their award opportunities, were increases in gross margin and cash generation and successful

[2]

The EICP Plan expires on May 31, 2009, and a new EICP Plan, which varies from the current plan only in minor respects, is being proposed for approval by stockholders at the Annual Meeting. See pages 57 to 61.

[3]

A reconciliation of reported earnings per share calculated in accordance with generally accepted accounting principles to Base Business Earnings Per Share is included in the Company’s quarterly earnings releases furnished with the SEC on Form 8-K.

implementation of key training and compliance objectives for their divisions, all of which were chosen because of their importance to the Company’s strategic initiatives. For these two Named Officers to earn bonuses in 2008 at the maximum level, (a) in the case of Mr. Tangney, growth in net sales and net profit after tax for the European/South Pacific, Greater Asia and Africa/Middle East Divisions on a combined basis had to average at least 7.3%, and (b) in the case of Mr. Garcia, growth in net sales and net profit after tax for the Latin America Division had to average at least 8.3%. While actual net sales and net profit after tax growth in Greater Asia, Latin America and Africa/Middle East exceeded these levels, they did not in the European/South Pacific divisions, and the additional goals relating to gross margin and cash generation were only partially achieved in various divisions due to difficult economic conditions globally. Accordingly, the formula-driven awards were: for Mr. Tangney, 74.7% of base salary, and, for Mr. Garcia, 117.8% of base salary. Although these awards were above these two officers’ assigned award opportunities (70% of base salary), they were below the maximum (140% of base salary) since not all objectives were achieved or exceeded.

Long-term Incentives

Overview. Colgate’s long-term incentive compensation is designed to focus the Named Officers and other Colgate managers on shareholder value and to reward their contribution to the long-term growth and performance of the Company. Colgate uses three types of long-term incentives in general, all paid in the form of equity: stock options, performance-based restricted stock and, except in the case of executive officers, time-vested restricted stock. As a result of the 2007 Compensation Review, the P&O Committee determined to eliminate the annual grant of time-vested restricted stock for executive officers (including the Named Officers) and replace it with an additional award opportunity for these officers under the performance-based restricted stock program. Consistent with Colgate’s long-standing practice of encouraging stock ownership at all levels of the organization to reward employees for the long-term value they create and to create common interests between management and stockholders, long-term equity grants are the largest component of total compensation for the Named Officers. In general, following a review of the practices of the Comparison Group, long-term incentives are targeted at the median of the Comparison Group, with above-target awards available based on superior performance. In 2008, Colgate’s annual stock option and restricted stock utilization for all awards was 1.0% of outstanding stock, placing it below the median, at the 45th percentile, of the Comparison Group based on the most recently available market data.

Equity Grant Process and Policies. The Company makes equity awards at the same pre-determined times each year, at regularly scheduled P&O Committee meetings in the first and third quarters. The calendar for such meetings is set in July of the preceding year. Equity awards for new hires or newly promoted employees or special awards for recognition or retention purposes are made at the next regularly scheduled Board meeting after the hire, promotion, recognition or retention recommendation is made. The timing and amount of equity awards to directors, which are described on page 48, are fixed by the terms of the applicable plans and also occur at the same time each year. Equity awards, including stock options, are never backdated or issued at below-market prices. The grant date of any award is the date of the Board meeting at which such award is approved, and the grant price of any award is never less than the closing price of the Company’s common stock on the date of grant. Repricing of stock options without stockholder approval is expressly prohibited.

Stock Options

Overview. Stock options are granted under the stockholder-approved 2005 Employee Stock Option Plan. The number of stock options granted to individual executives is determined based on guidelines set for each salary grade level, with actual awards varying from such guidelines based on a qualitative assessment of factors similar to those used to determine salary, including each individual’s performance and the performance of the business unit or function for which they are responsible. (See discussion of salary guidelines on page 21.) As with other compensation decisions, in the case of the CEO, the P&O Committee makes such assessment with the participation and concurrence of the other independent directors of the Board. In the case of the other Named Officers, the P&O Committee reviews and approves the recommendations of the Global Human Resources function and the CEO.

Stock Option Grants. During 2008, stock option grants to Colgate’s Named Officers were either at or above the guideline award level, due to high individual, business unit and/or Company performance. See column (j) of the “Grants of Plan-Based Awards” Table on page 32 for the number of stock options granted to the Named Officers in 2008. For a discussion of the stock option grant to the CEO, see page 27.

Performance-Based Restricted Stock Awards

Award Opportunities. Performance-based restricted stock awards are made to executive officers, including the Named Officers, under the stockholder-approved EICP Plan.

Each Named Officer is assigned a restricted stock award opportunity, expressed as a dollar amount, by the P&O Committee at the beginning of a three-year measurement cycle. As noted above, for the 2006–2008 cycle, each Named Officer received an additional award opportunity to address the elimination of the annual grant of time-vested restricted stock as a result of the 2007 Compensation Review. At the conclusion of each three-year cycle, actual performance is measured against pre-established performance goals that are set by the P&O Committee at the beginning of the cycle. The calculated award value is then converted into restricted stock awards by dividing the dollar value by the then-current share price. As with bonuses, the P&O Committee has discretion to adjust the calculated awards downward, but not upward. Awards are made in the form of restricted stock units, which are subject to a three-year vesting period during which time the recipient must remain employed by the Company unless he or she is eligible for retirement. At the conclusion of the vesting period, awards are distributed in the form of shares of common stock. The combination of this additional three- year vesting period with the original three-year performance period underscores the long-term focus of this award program.

Award opportunities are expressed in dollars, as noted above, and are set as a percentage of the mid-point of the salary range for the executive’s grade level. For the 2006–2008 measurement cycle, Mr. Cook’s assigned award opportunity was 285% of his salary grade midpoint, and the assigned award opportunity for the other Named Officers ranged from 115% to 125% of salary grade midpoint. Depending upon performance against the pre-established measures discussed below, actual award payouts range from zero, if performance falls below a certain level, to a maximum of two times the assigned award opportunity.

Performance Measures and Award Payouts. The primary performance measures used are growth in compounded annual net sales and earnings per share over the three-year measurement period. The earnings-per-share measure is adjusted using the same methodology as the Base Business Earnings-Per-Share measure discussed on page 22. The two measures of net sales and earnings-per-share growth were chosen based on the Company’s view that together they reflect the underlying momentum of the Company’s business and its ability to generate cash to reinvest in business-building activities and return value to shareholders.

A “Profitable Growth Matrix,” approved by the P&O Committee for each performance cycle, sets forth the percentage of the assigned award opportunity that will be paid for various levels of compounded annual growth in net sales and earnings per share over the three-year measurement period. The payout levels reflected in the Profitable Growth Matrix are selected to support the sales and earnings-per-share goals that the Company has set for itself in its multi-year strategic plan. For the 2006–2008 cycle, a payout at 100% of the assigned award opportunity required compounded annual growth in net sales and Base Business Earnings-Per-Share over the three-year period of 6% and 11%, respectively. Actual compounded annual growth in net sales and Base Business Earnings Per Share for the 2006-2008 cycle were 10.4% and 13.6%, respectively.

Following the 2007 Compensation Review, a supplementary measure of total shareholder return versus peers over the same three-year period was added to include a relative performance measure. If the Company’s total shareholder return during the period, defined as stock price appreciation plus dividends accrued, is one of the top two when compared with the total shareholder return of the six companies making up the Industry Peer Group, a supplemental award equal to 25% of an individual’s assigned award opportunity may be made. For the 2006–2008 cycle, the Company’s total shareholder return was the highest in the Industry Peer Group.

Given the Company’s performance in terms of actual growth in earnings per share, net sales and total shareholder return for the 2006–2008 cycle, as set forth above, restricted stock awards to the Named Officers for this cycle were 162.4% of their individual assigned award opportunities. (See note 2 to the Grants of Plan-Based Awards Table on page 33 for the number of restricted shares granted to each Named Officer in respect of the 2006–2008 cycle.)

Since awards for the 2006–2008 cycle were granted in February 2009, after results for the 2006–2008 period were known, they are not part of the compensation expense recognized in the Company’s 2008 financial statements that is shown in column (e) (“Stock Awards”) of the Summary Compensation Table on page 28. The percentage payout versus assigned award opportunities for the Named Officers for the earlier award cycles that are reflected in column (e) of the Summary Compensation Table was 125% for the 2005–2007 cycle, 63% for the 2004–2006 cycle and 52% for the 2003–2005 cycle. The same performance measures described above, other than the new supplemental measure of comparative total shareholder return, applied. The variability in payout percentage among the cycles reflects the Company’s philosophy that executives should have the potential for increased awards when performance objectives are exceeded, provided there is appropriate downward adjustment if performance objectives are not met.

Restricted Stock Terms. The above restricted stock awards vest and are distributed as shares of common stock three years from the date of the award. Awards are forfeited if the recipient terminates his or her employment with the Company, other than through retirement, prior to the end of the three-year vesting period. For more information regarding the effect of various types of termination of employment on the vesting of outstanding equity awards, including restricted stock awards, see page 44. Recipients of restricted stock awards do not have voting rights or receive dividends until the awards vest. During the vesting period, since the performance goals for the applicable measurement cycle have been met, even though the award is subject to a further vesting requirement, dividend equivalents in the form of additional restricted stock accrue at the same rate that dividends are paid on the Company’s common stock, to be distributed as shares together with the underlying award.

Other Awards

The P&O Committee has the authority under the EICP Plan to make additional awards of cash, common stock, restricted stock or a combination thereof. The P&O Committee granted an additional award to Mr. Patrick of 3,000 shares with respect to services performed in 2008, to address a reduction in his maximum award opportunity under the annual incentive program made in connection with the 2007 Compensation Review.

Stock Ownership Guidelines

To further align the interests of the Company’s officers with those of its stockholders, the Board has established minimum stock ownership guidelines applicable to members of senior management. The CEO is required to own Colgate stock equal in value to five times his annual salary, and the other Named Officers must hold Colgate stock in amounts equal to three times their annual salaries. Other senior managers of the Company are subject to ownership requirements ranging from one to two times their annual salary. Executives have five years from their initial promotion into an eligible position to achieve required ownership levels. Compliance with these guidelines is evaluated on an annual basis. All of the Named Officers are in compliance with this policy.

Chief Executive Officer Compensation4

Total Compensation

Mr. Cook was elected CEO in July 2007. The P&O Committee worked with Mercer to develop an appropriate compensation program for Mr. Cook consistent with Colgate’s compensation philosophy, competitive data from the Comparison Group and market trends. Based on this review, the P&O Committee determined, to the extent warranted by Mr. Cook’s and overall Company performance, to bring Mr. Cook’s total target compensation to the median of the Comparison Group over approximately a two-year period, with the possibility of above-median compensation up to the 75th percentile of the Comparison Group based on exceptional performance. In addition, for 2008, the P&O Committee decided to set the cash portion of Mr. Cook’s target compensation (salary and annual bonus) below median and the long-term equity incentive portion (stock options and restricted stock) above median to ensure a strong link between pay and long-term performance.

In 2008, based on Mr. Cook’s contributions to the strong performance of the Company since his election as CEO, the P&O Committee determined it was appropriate to move Mr. Cook’s total target compensation for 2008 fully to the median of the Comparison Group. In reaching this decision, the P&O Committee considered the following factors:

•

Mr. Cook’s role in leading the Company to achieve renewed, sharp focus on four key strategic initiatives (Focus on Consumers, the Profession and Our Customers, Innovation Everywhere, Effectiveness and Efficiency in Everything, and Strengthening Leadership Worldwide);

•	The strong financial and business performance of the Company under Mr. Cook’s leadership despite a very challenging external environment;

•	Mr. Cook’s successful establishment of a new leadership team and strong emphasis on leadership development throughout the Company; and

•	The successful finalization of the four-year restructuring and business building program begun in 2004, giving the Company significantly increased capabilities for future performance.

The Company’s performance in 2008 and the three-year performance cycle ending in 2008, as measured by net sales, earnings per share and total shareholder return, were in the upper quartile of both the Industry Peer Group and the Comparison Group. Accordingly, since these measures drive the Company’s compensation programs, Mr. Cook’s total actual compensation for 2008 was above median, at the 63rd percentile of the Comparison Group. Each separate element of Mr. Cook’s compensation is discussed below.

As noted above, in setting Mr. Cook’s target compensation during this period, the P&O Committee consulted with Mercer. Mr. Cook had no role in setting his own compensation.

Salary

The P&O Committee determined in July 2008 to increase Mr. Cook’s annual salary from $1,000,000 to $1,150,000. Consistent with the decision of the P&O Committee noted above to emphasize long-term equity incentives over cash compensation, Mr. Cook’s salary is below the median of salaries for CEOs in the Comparison Group.

[4]

This discussion of Mr. Cook’s total target and actual compensation is based on Mr. Cook’s 2008 salary, bonus paid with respect to 2008, and restricted stock award for the 2006 through 2008 award cycle, consistent with the way the P&O Committee analyzed Mr. Cook’s compensation. Total compensation as reflected in the Summary Compensation Table for 2008 does not include the 2006 through 2008 restricted stock award but rather the portion of earlier such awards expensed in the Company’s financial statement for 2008, in accordance with SEC rules.

Annual Bonus

For 2008, Mr. Cook’s assigned annual bonus award opportunity was 137.5% of his base salary, which is below the median of the Comparison Group for the reasons discussed above. Like the other Named Officers, the CEO’s annual bonus is formula-driven, and is payable based upon the strength of earnings-per-share growth achieved by the Company, subject to the P&O Committee’s discretion to adjust the award downward. As discussed on page 22, since Base Business Earnings-Per-Share growth in 2008 exceeded the level necessary under the pre-established formula to generate maximum awards to the Named Officers with corporate-wide responsibilities, Mr. Cook’s award was 275% of his base salary.

Stock Options

In September 2008, Mr. Cook received 355,000 stock options under the Stock Option Award program described above, due to high individual and Company performance.

Performance-Based Restricted Stock Awards

For the 2006–2008 performance cycle, Mr. Cook’s assigned restricted stock award opportunity was 285% of his base salary midpoint, which is above the median of the Comparison Group for the reasons discussed above. Like the other Named Officers, the CEO’s restricted stock award is formula- driven and is payable based upon the strength of compounded annual growth in annual net sales and earnings per share over a three-year measurement period and the Company’s total shareholder return as compared to its peers, subject to the P&O Committee’s discretion to adjust the award downward. In February 2009, Mr. Cook was granted 89,309 shares of restricted stock, or 162.4% of his assigned award opportunity, which is subject to a further three-year vesting requirement as described above. As is the case for all other executives, as discussed on pages 24 to 25, this award was above the assigned award opportunity due to the Company’s strong sales and earnings performance over the 2006–2008 performance cycle and achievement of the highest total shareholder return of the Industry Peer Group during that period.

Conclusion

In summary, the Company believes that strong executive performance is vital to strong Company performance. Thus, its approach to executive compensation is guided by the principle that executives should have the potential for increased compensation when performance objectives are exceeded, provided that there is appropriate downward adjustment if performance objectives are not met.

P&O Committee Report

The P&O Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

The foregoing P&O Committee report has been submitted by the members of the P&O Committee: Richard J. Kogan (Chair), John T. Cahill (Deputy Chair), Jill K. Conway, David W. Johnson, Delano E. Lewis, J. Pedro Reinhard and Stephen I. Sadove.

Summary Compensation Table

The following table shows the compensation of the Company’s Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (the “Named Officers”) for 2008 and, to the extent an officer was a “Named Officer” in the prior years, for 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2,3]	Option Awards ($)[3,4]	Non-Equity Incentive Plan Compensation[5]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[6]	All Other Compensation ($)[7]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Ian Cook	2008	$1,075,000	—	$2,638,077	$4,741,913	$3,162,500	$3,291,519	$210,918	$15,119,927
Chairman of the	2007	$962,500	—	$2,926,081	$4,145,782	$2,475,000	$734,816	$202,141	$11,446,320
Board, President	2006	$891,250	—	$2,374,802	$2,346,843	$1,977,188	$651,719	$146,832	$8,388,634
and Chief
Executive Officer

Stephen C. Patrick	2008	$713,667	—	$453,955	$934,129	$756,000	$1,212,063	$97,843	$4,167,657
Chief Financial	2007	$695,667	—	$488,959	$890,960	$1,025,213	$134,237	$98,921	$3,333,957
Officer	2006	$667,500	—	$404,405	$690,140	$1,001,813	$368,121	$78,387	$3,210,366

Michael J. Tangney	2008	$808,667	—	$631,617	$1,000,853	$610,790	$1,838,787	$106,397	$4,997,111
Chief Operating	2007	$758,958	$174,886	$507,905	$955,531	$952,168	$659,282	$108,074	$4,116,804
Officer, Colgate	2006	$720,667	$306,066	$458,804	$771,590	$810,192	— [8]	$91,936	$3,159,255
Europe, Greater
Asia and Africa

Fabian T. Garcia	2008	$716,667	—	$659,611	$710,262	$854,376	$82,604	$78,731	$3,102,251
Executive Vice	2007	$663,167	$37,567	$598,833	$589,521	$871,204	$52,545	$47,453	$2,852,250
President,
President, Latin
America and
Global
Sustainability

Franck J. Moison	2008	$641,667	—	$928,548 [9]	$1,455,576 [9]	$682,500	$947,098	$402,770	$5,058,159
President, Global
Marketing, Supply
Chain and
Technology

Notes to the Summary Compensation Table

[1]

Bonus. Cash bonuses are awarded based on specific pre-established performance measures and therefore are generally reported in column (g) under Non-Equity Incentive Plan Compensation. The amounts reflected for Messrs. Tangney and Garcia in column (d) for 2007 and 2006 represent the portion of their bonus relating to the achievement of non-formulaic individual objectives for such years, and, for Mr. Tangney, the amount also includes a supplemental award in 2007 and 2006 relating to the Company’s growth in earnings per share relative to the Industry Peer Group. No amounts are shown in this column with respect to 2008 because Named Officers’ bonuses for 2008 were based entirely on formulaic performance measures.

[2]

Stock Awards. This column reflects the expense recognized in the Company’s Consolidated Financial Statements for the years reported for restricted stock awards granted to each Named Officer in such years and prior years, except as described in note 3 below.

(Notes continued on next page)

The grant date fair value of restricted stock awards made to the Named Officers in 2008 appears in the table below. For more information regarding these awards and the programs under which they were made, including the terms and conditions and applicable performance measures, see pages 24 to 25 of the CD&A and the Grants of Plan-Based Awards Table on page 32.

Named Officer	Performance- Based Restricted Stock Awards	Recognition and Retention Awards
Ian Cook	$1,273,849	$495,872
Stephen C. Patrick	$453,955	$—
Michael J. Tangney	$547,164	$84,453
Fabian T. Garcia	$498,506	$76,705
Franck J. Moison	$453,955	$—

[3]

The amounts shown exclude the costs associated with the remaining amortization of outstanding retiree-eligible awards granted prior to January 1, 2006, when the Company adopted SFAS 123R. Any retiree-eligible awards granted prior to January 1, 2006 were reported in previous proxy statements as compensation in the year of grant, to the extent that the officer was a “Named Officer” for such year. For reporting compensation expense in its financial statements, the Company is required to continue to apply its historical accounting policy of amortizing compensation expense for outstanding retiree-eligible awards granted before 2006 over the stated vesting period or upon retirement, if sooner, but must accelerate the expense recognition of retiree-eligible awards granted in 2006 or later. For a description of the assumptions used to calculate the amounts shown in this column, see Note 8 (“Capital Stock and Stock-Based Compensation Plans”) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2008.

[4]

Option Awards. This column reflects the expense recognized in the Company’s Consolidated Financial Statements for the years reported for stock option awards granted to each of the Named Officers in such years and prior years, except as described in note 3 above.

The grant date fair value of stock option awards made to the Named Officers in 2008 appears in the table below. For more information regarding these awards, their terms and conditions and the program under which they were made, see pages 23 to 24 of the CD&A and the Grants of Plan-Based Awards Table on page 32.

Named Officer	Stock Option Awards
Ian Cook	$4,737,369
Stephen C. Patrick	$934,129
Michael J. Tangney	$1,000,853
Fabian T. Garcia	$814,027
Franck J. Moison	$733,959

[5]

Non-Equity Incentive Plan Compensation. As discussed more fully on pages 22 to 23 of the CD&A, the Named Officers earn cash bonuses under the stockholder-approved Executive Incentive Compensation Plan (the “EICP Plan”) based on one or more pre-established performance measures. For officers with corporate-wide responsibilities, which include Messrs. Cook, Patrick and Moison, the performance measure is growth in earnings per share. Officers with divisional responsibilities, such as Messrs. Tangney and Garcia, are assigned net sales and net profit-after-tax targets specific to their divisions as well as other business objectives. These bonuses were awarded and paid after actual financial results for the years for which performance was measured were known early in the following year. See the Grants of Plan-Based Awards Table on page 32 for more information regarding these bonuses.

[6]

Change in Pension Value. This column reflects the aggregate change in the actuarial present value of each Named Officer’s accumulated benefit under the Colgate-Palmolive Company Employees’ Retirement Income Plan and the Supplemental Salaried Employees’ Retirement Plan from December

(Notes continued on next page)

31, 2007 to December 31, 2008, December 31, 2006 to December 31, 2007 and December 31, 2005 to December 31, 2006, as applicable. For Messrs. Cook, Patrick, Tangney and Moison, the year over year changes are generally attributable to changes in compensation, an increase in years of service with the Company and changes to the discount rate. The discount rates used to determine the present value of the benefits as of December 31, 2008, December 31, 2007, December 31, 2006 and December 31, 2005 were 6.3%, 6.5%, 5.8% and 5.5%, respectively. For more information about the discount rate and how it is calculated, see “Critical Accounting Policies and Use of Estimates” and Note 10 (“Retirement Plans and Other Retiree Benefits”) to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the Year Ended December 31, 2008. For Mr. Garcia, the year over year changes reflect additional amounts credited to his account by application of the PRA Formula, as discussed on page 38. Since the Company does not pay above-market or preferential earnings on balances under its non-qualified deferred compensation plans, none are shown here.

[7]

All Other Compensation. The amounts shown in this column are paid pursuant to programs available either to all U.S. employees generally or to a broad group of management employees, except as specifically noted in the footnotes below. The dollar amount paid under each such program and the value of perquisites and other personal benefits granted to the Named Officers in 2008 were:

Named Officer	Company Contributions to Savings & Investment 401(k) Plan (a)	Company Contributions to Supplemental Savings & Investment Plan (b)	Value of Company- Paid Life Insurance Premiums	Perquisites and Other Personal Benefits (c)
Ian Cook	$23,942	$113,494	$2,400	$71,082
Stephen C. Patrick	$22,844	$61,120	$2,379	$11,500
Michael J. Tangney	$22,844	$69,653	$2,400	$11,500
Fabian T. Garcia	$24,502	$40,612	$2,117	$11,500
Franck J. Moison	$22,665	$41,843	$1,794	$336,468

(a)

This column reflects Company contributions to the Named Officers’ accounts under the Savings and Investment Plan, a broad-based 401(k) plan available generally to all U.S. employees. These contributions are made in the form of shares of Series B Convertible Preference Stock pursuant to the following programs: Company match, retiree medical and life insurance, profit-sharing accounts and additional allocations as a result of participation in the Company’s bonus savings and income savings programs. The amounts shown represent the value of such shares at the time of allocation to the Named Officers’ accounts.

(b)

This column reflects Company contributions to the Colgate-Palmolive Company Supplemental Savings and Investment Plan (“Supplemental Savings and Investment Plan”), a plan available to all U.S. employees who are not able to receive the full Company match pursuant to the Savings and Investment Plan due to certain IRS limits. Amounts contributed by the Company to the Named Officers’ and other employees’ accounts under this Plan are equal only to the amount of the Company match in excess of these IRS limits.

(c)

This column consists of: (i) a pre-determined annual allowance available to approximately 800 employees in amounts ranging from a maximum of $11,500 for senior executives including the Named Officers to $2,000 for junior executives, (ii) personal use of a car and driver for Mr. Cook, (iii) an annual physical exam for Mr. Moison and (iv) expenses relating to the relocation of Mr. Moison, a native of France, from Europe to the United States at the Company’s request, including (A) $145,733 for the transportation of household goods, (B) $78,797 for the reimbursement of income taxes due as a result of Mr. Moison’s relocation expenses, (C) $60,000 for tuition for his three children in a French language school in the United States, (D) a transition allowance and (E) home leave.

Each of the Named Officers received the pre-determined allowance, described in (i) above, of $11,500 during 2008. The pre-determined allowance may be used for a number of qualified

(Notes continued on next page)

expenditures, including legal, financial or tax counseling. The Company implemented this allowance plan over 15 years ago to ensure transparency and uniformity of treatment for all executives regarding perquisites. The incremental cost to the Company of the personal use of a car and driver by Mr. Cook was $59,582. The incremental cost of the personal use of a car and driver was valued as a proportionate amount of the cost of the annual lease, driver and related operating expenses. The incremental cost of the annual physical exam was based on the aggregate cost to the Company of providing such services or making such payments. Any income taxes due as a result of these perquisites are the responsibility of the Named Officers, except as discussed above in connection with Mr. Moison’s relocation expenses. The Company paid the taxes due as a result of Mr. Moison’s relocation expenses since the move was at the Company’s request.

[8]

For 2006, no values are shown for Mr. Tangney because the actuarial present value of his accumulated pension benefit declined by $8,809. Since Mr. Tangney was eligible to retire with a full pension benefit in 2006, every year he continues to work for the Company thereafter represents one less year of pension benefits that he will receive. For 2007 and 2008 there was a net increase in the present value of Mr. Tangney’s accumulated pension benefit because compensation increases in connection with his promotion in 2007 outweighed the incremental reduction of one year of pension benefits.

[9]

In 2008, Mr. Moison became retirement-eligible, which resulted in his outstanding equity awards, other than certain special, one-time retention grants, becoming non-forfeitable. As a result and as required under SFAS 123R, in 2008 the Company fully expensed the current year awards, shown in footnotes 2 and 4 above, and also expensed the remaining amortization of all prior year awards that became non-forfeitable. The amortization in 2008 related to prior year awards was $474,593 for his restricted stock awards and $721,617 for his option awards.

Grants of Plan-Based Awards

The following table shows information about the non-equity incentive awards, stock options and restricted stock awards that are reflected in the Summary Compensation Table for 2008 and that were granted to the Named Officers either during or with respect to services rendered in 2008.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Possible Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[4]
		Thresh- old ($)	Target ($)	Maximum ($)	Thresh- old (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Ian Cook	2/27/08				6,043	18,312	32,045				$1,769,721
	9/11/08								355,000	$79.52	$4,737,369
	2/26/09	$790,625	$1,581,250	$3,162,500

Stephen C. Patrick	2/27/08				1,551	4,698	8,222				$453,955
	9/11/08								70,000	$79.52	$934,129
	2/26/09	$277,200	$504,000	$756,000

Michael J. Tangney	2/27/08				2,157	6,534	11,435				$631,617
	9/11/08								75,000	$79.52	$1,000,853
	2/26/09	$200,410	$572,600	$1,145,200

Fabian T. Garcia	2/27/08				1,965	5,954	10,419				$575,211
	9/11/08								61,000	$79.52	$814,027
	2/26/09	$177,625	$507,500	$1,015,000

Frank J. Moison	2/27/08				1,551	4,698	8,222				$453,955
	9/11/08								55,000	$79.52	$733,959
	2/26/09	$250,250	$455,000	$682,500

Notes to the Grants of Plan-Based Awards Table

[1]

The amounts shown represent the threshold, target and maximum payouts for annual performance-based cash bonuses under the EICP Plan with respect to services rendered in 2008. The threshold, target and maximum payouts are based on performance against the pre-established financial and business measures described on pages 22 to 23 of the CD&A. The actual amounts awarded are reported in column (g) of the Summary Compensation Table on page 28. See pages 22 to 23 of the CD&A for a description of the Company’s annual incentive program.

[2]

The amounts shown represent the threshold, target and maximum award opportunities expressed in shares for performance-based restricted stock awards pursuant to the EICP Plan for the 2005–2007 measurement cycle. As described in more detail on pages 24 to 25 of the CD&A, such restricted stock awards are made based on the strength of compound annual growth in both net sales and earnings per share over a three-year measurement period. Award opportunities are expressed in dollars and are converted into shares based on the fair market value of the Company’s common stock on the date of grant. Actual awards based on the award opportunities shown above were made in February 2008 following the completion of the 2005–2007 performance period, and the number of shares granted to the Named Officers, which was 125% of their assigned award opportunities, was as follows: Mr. Cook—22,841; Mr. Patrick—5,859; Mr. Tangney—8,152; Mr. Garcia—7,424; and Mr. Moison—5,859. As explained in note 2 on page 28, the portion of each such award that was recognized pursuant to SFAS 123R in the Company’s consolidated financial statements for the year ended December 31, 2008 was included in column (e) of the Summary Compensation Table on page 28.

The compensation expense for performance-based restricted stock awards granted in February 2009 with respect to the 2006–2008 performance cycle will be recognized during the year ended December 31, 2009 for retirement eligible employees and in 2009 through 2012 for other employees, in

(Notes continued on next page)

accordance with SFAS 123R. See pages 24 to 25 of the CD&A for a description of the 2009 awards and the performance-based restricted stock program, including the material terms and conditions of awards and applicable performance measures. Actual awards based on the award opportunities discussed in the CD&A were made in February 2009 following the completion of the 2006–2008 performance period, and the number of shares granted to the Named Officers, which was 162% of their assigned award opportunities, was as follows: Mr. Cook—89,309; Mr. Patrick—18,003; Mr. Tangney—23,434; Mr. Garcia—20,592; and Mr. Moison—18,003.

[3]

The amounts shown represent stock option awards granted under the stockholder-approved Colgate-Palmolive Company 2005 Employee Stock Option Plan. The key terms of the Company’s stock options are as follows: (a) the exercise price is equal to the closing price of the Company’s stock on the date of grant, (b) the term is six years and (c) they vest in equal annual installments over three years.

[4]

This column shows the grant date fair value of: (i) the actual restricted stock awards for which the estimated payout range is described in columns (f) through (h) of this table; and (ii) the restricted stock and stock option awards shown in columns (i) and (j) of this table, respectively. The value of restricted stock awards is based on the fair market value of the Company’s common stock on the date of grant. The estimated value of options is calculated using the Black-Scholes option valuation model. For a description of the assumptions used to calculate the amounts, see Note 8 (“Capital Stock and Stock-Based Compensation Plans”) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information about stock options and restricted stock awards held by the Named Officers as of December 31, 2008.

	Option Awards[1]					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[2]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[3,4]	Market Value of Shares or Units of Stock That Have Not Vested ($)[5]
(a)		(b)	(c)	(e)	(f)	(g)	(h)

Ian Cook	3/11/99	20,000	—	$46.92	3/11/09	151,196	$10,362,974
	9/9/99	70,129	—	$55.66	9/9/09
	1/13/00	30,000	—	$64.75	1/13/10
	9/14/00	53,440	—	$48.06	9/14/10
	2/20/01	9,443	—	$59.75	9/9/09
	5/3/01	30,000	—	$55.75	5/3/11
	9/17/01	90,000	—	$56.68	9/17/11
	11/05/01	23,494	—	$58.70	9/14/10
	9/12/02	95,000	—	$55.11	9/12/12
	9/11/03	90,000	—	$56.57	9/11/09
	9/9/04	100,000	—	$54.40	9/9/10
	9/8/05	150,000	—	$53.46	9/8/11
	9/7/06	110,000	55,000	$60.68	9/7/12
	9/12/07	83,333	166,667	$68.15	9/12/13
	9/11/08	—	355,000	$79.52	9/11/14

Stephen C. Patrick	9/14/00	57,500	—	$48.06	9/14/10	20,252	$1,388,072
	9/17/01	62,000	—	$56.68	9/17/11
	9/12/02	68,000	—	$55.11	9/12/12
	9/9/04	61,200	—	$54.40	9/9/10
	9/8/05	65,000	—	$53.46	9/8/11
	9/7/06	44,666	22,334	$60.68	9/7/12
	9/12/07	23,333	46,667	$68.15	9/12/13
	9/11/08	—	70,000	$79.52	9/11/14

Michael J. Tangney	3/11/99	30,000	—	$46.92	3/11/09	23,090	$1,582,589
	9/9/99	43,334	—	$55.66	9/9/09
	1/13/00	50,000	—	$64.75	1/13/10
	9/14/00	40,000	—	$48.06	9/14/10
	2/6/01	15,900	—	$60.02	9/9/09
	9/17/01	70,000	—	$56.68	9/17/11
	2/8/02	18,574	—	$54.07	9/14/10
	9/12/02	75,000	—	$55.11	9/12/12
	9/11/03	67,500	—	$56.57	9/11/09
	9/9/04	67,500	—	$54.40	9/9/10
	9/8/05	67,500	—	$53.46	9/8/11
	9/7/06	48,000	24,000	$60.68	9/7/12
	9/12/07	25,000	50,000	$68.15	9/12/13
	9/11/08	—	75,000	$79.52	9/11/14

Fabian T. Garcia	9/11/03	122,000	—	$56.57	9/11/09	31,679	$2,171,279
	9/9/04	47,000	—	$54.40	9/9/10
	9/8/05	52,000	—	$53.46	9/8/11
	9/7/06	37,333	18,667	$60.68	9/7/12
	9/12/07	20,000	40,000	$68.15	9/12/13
	9/11/08	—	61,000	$79.52	9/11/14

(Table continued on next page)

	Option Awards[1]					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[2]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[3,4]	Market Value of Shares or Units of Stock That Have Not Vested ($)[5]
(a)		(b)	(c)	(e)	(f)	(g)	(h)

Franck J. Moison	3/11/99	10,000	—	$46.92	3/11/09	24,179	$1,657,229
	9/9/99	30,000	—	$55.66	9/9/09
	5/4/00	20,000	—	$55.66	5/4/10
	9/14/00	23,334	—	$48.06	9/14/10
	9/17/01	42,000	—	$56.68	9/17/11
	5/6/02	10,713	—	$55.17	9/14/10
	9/12/02	61,333	6,667	$55.11	9/12/12
	12/12/02	20,000	10,000	$53.06	12/12/12
	9/11/03	46,800	—	$56.57	9/11/09
	9/9/04	50,000	—	$54.40	9/9/10
	9/8/05	55,000	—	$53.46	9/8/11
	9/7/06	37,333	18,667	$60.68	9/7/12
	9/12/07	18,600	37,200	$68.15	9/12/13
	9/11/08	—	55,000	$79.52	9/11/14

Notes to the Outstanding Equity Awards Table

[1]

The following table contains information about the aggregate value of stock options held by each of the Named Officers as of December 31, 2008. The values shown are calculated based on the difference between the closing price of the Company’s common stock on December 31, 2008 and the applicable exercise prices.

Executive Officer	Value of Unexercised In-the-Money Options at Fiscal Year-End
	Exercisable ($)	Unexercisable ($)
Ian Cook	11,237,085	497,300
Stephen C. Patrick	5,032,394	193,745
Michael J. Tangney	7,625,602	208,140
Fabian T. Garcia	3,211,187	162,323
Franck J. Moison	5,511,003	405,618

[2]	The stock option awards shown in this column will vest as follows:

Executive Officer	9/7/09	9/11/09	9/12/09	12/12/09	9/11/10	9/12/10	9/11/11
Ian Cook	55,000	118,333	83,333	—	118,333	83,334	118,334
Stephen C. Patrick	22,334	23,333	23,333	—	23,333	23,334	23,334
Michael J. Tangney	24,000	25,000	25,000	—	25,000	25,000	25,000
Fabian T. Garcia	18,667	20,333	20,000	—	20,333	20,000	20,334
Franck J. Moison	18,667	18,333	25,267	10,000	18,333	18,600	18,334

[3]	The amounts shown include dividend equivalents in the form of additional shares of restricted stock that have accrued during the applicable vesting period.

[4]	The restricted stock awards shown in this column will vest as follows:

Executive Officer	3/1/09	9/7/09	3/1/10	9/12/10	10/6/10	12/1/10	2/27/11	9/7/11
Ian Cook	7,236	8,966	8,433	13,576	—	83,265	22,343	—
Stephen C. Patrick	3,072	3,644	3,309	3,807	—	—	5,733	—
Michael J. Tangney	3,072	3,914	3,307	4,077	—	—	7,974	—
Fabian T. Garcia	3,140	3,112	3,396	3,334	5,000	—	7,424	5,000
Franck J. Moison	3,069	3,042	3,306	3,032	5,000	—	5,731	—

[5]	The market value of unvested restricted stock is calculated based on the closing price of the Company’s common stock on December 31, 2008.

2008 Option Exercises and Vesting of Previously Granted Restricted Stock Awards

The following table contains information about the number of shares acquired and value realized (including dividends accrued during the vesting period) during 2008 upon the exercise or vesting of equity awards previously granted to each of the Named Officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
(a)	(b)	(c)	(d)	(e)

Ian Cook	60,502	$1,520,921	16,721	$1,298,684

Stephen C. Patrick	213,700	$5,811,859	7,721	$600,555

Michael J. Tangney	44,051	$860,801	9,478	$735,170

Fabian T. Garcia	—	—	16,138 [3]	$1,273,650

Franck J. Moison	6,036	$127,526	7,225	$557,158

Notes to the Option Exercises and Stock Vested Table

[1]

The aggregate dollar amount realized upon the exercise of stock options is calculated based on the difference between the fair market value of the Company’s common stock on the exercise date and the exercise price of the stock option.

[2]	The aggregate dollar amount realized upon the vesting of restricted stock awards is calculated based on the fair market value of the Company’s common stock on the vesting date of each award.

[3]

This amount reflects the vesting of the 8,840 shares of restricted stock Mr. Garcia received upon joining the Company in 2003 to compensate him for forfeited benefits that he had earned in his previous employment.

Retirement Plans

The Named Officers are participants in and will receive retirement benefits under the Colgate-Palmolive Company Employees’ Retirement Income Plan (the “Retirement Plan”), a broad-based, tax-qualified retirement plan available generally to all U.S. employees, and the Colgate-Palmolive Company Supplemental Salaried Employees’ Retirement Plan (the “Supplemental Retirement Plan”), a non-qualified supplemental plan available to employees whose benefits under the Retirement Plan are subject to certain IRS limits. The Supplemental Retirement Plan provides only for payment of the portion of the Retirement Plan benefit that exceeds these IRS limits. These plans are generally designed to provide the Company’s long-service, retiring employees with adequate replacement income. The level of retirement benefits provided to employees and the cost to the Company of providing such benefits are targeted at the median level for similar programs at peer companies.

Under the Retirement Plan, benefits are determined in accordance with one of two formulas: (i) the “final average earnings” formula, the formula in effect under the Retirement Plan on June 30, 1989; or (ii) the Personal Retirement Account (“PRA”) formula, which was added to the Retirement Plan on July 1, 1989.

All of the Company’s salaried employees employed at June 30, 1989 were offered a one-time opportunity to elect to maintain the Retirement Plan’s benefit under the “final average earnings” formula by making monthly contributions of 2% of recognized earnings up to the Social Security wage base and 4% of recognized earnings in excess of the wage base. Employees who made this election receive at retirement the greater of: (i) the benefit under the “final average earnings” formula or (ii) the sum of the benefit under the PRA formula plus the contributions made by the employee. Employees who did not make this election, and eligible employees hired on or after July 1, 1989, receive at retirement the benefit under the PRA formula. The “final average earnings” and PRA formulas are described in more detail below.

For employees who receive the benefit under the “final average earnings” formula, under the Retirement Plan and Supplemental Retirement Plan, the normal retirement age is 65, with early retirement available at age 55, if the applicable employee has been employed by the Company for ten years. The benefit payable upon early retirement is reduced by one-third of one percent for each month a person retires before age 60 and begins collecting benefits before age 60. However, there is no reduction in the benefit if the participant has attained 85 years of combined age and service with the Company at the time of early retirement. For employees who receive the benefit under the PRA formula, the benefit payable upon the employee’s departure from the Company at any age is the amount in the employee’s account, provided the employee is vested in the benefit, as described in more detail below.

Total annual retirement benefits payable under the Retirement Plan and the Supplemental Retirement Plan are subject to a maximum of 70% of the sum of an individual’s base salary at retirement plus executive incentive compensation awarded for services rendered in the calendar year immediately preceding retirement. Benefits are subject to an offset for Social Security and certain other amounts. If an employee dies during retirement, the employee’s spouse is entitled to receive a monthly pension equal to 50% of the employee’s normal monthly retirement benefit for life. For approximately 450 employees, including the Named Officers, the employee’s spouse is entitled to receive an additional monthly amount equal to 25% of the employee’s normal monthly retirement benefit for life, if the employee dies during retirement. However, this benefit is not available to the extent it would cause the total retirement benefit payable to the employee’s spouse to exceed 100% of the employee’s normal retirement benefit.

If the participant in question is a “specified employee” under Section 409A of the Internal Revenue Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement.

Final Average Earnings Formula

Messrs. Cook, Patrick, Tangney and Moison made the one-time election in 1989 described above and, accordingly, will receive the greater of the “final average earnings” formula or PRA formula. Benefits under the “final average earnings” formula are computed by multiplying “final average earnings” by the product of years of service and 1.8%. “Final average earnings” is defined as the average of an individual’s highest “recognized earnings” for any three consecutive years during the ten years immediately preceding retirement. “Recognized earnings” for a particular year are set on February 1 each year, and consist of (i) the higher of the salary earned by an employee during the previous year or his or her annual salary as of the year in question and (ii) the annual bonus paid to the employee in the previous year. Recognized earnings do not include the value of restricted stock awards or stock options. Employees retiring under the “final average earnings” formula may request that their retirement benefit under the Supplemental Retirement Plan be paid to them in a lump sum rather than an annuity. Such requests may be accepted or denied. If accepted, the lump sum value is calculated by projecting the annual benefit payable over the actuarially determined life of the participant and spouse, if applicable, and discounting each year’s benefit back to the present using currently prevailing interest rates. This amount is limited to the present value of the benefit accrued through December 31, 2004, in accordance with Section 409A of the Internal Revenue Code. Any residual value over the limitation applicable to the lump sum will be paid in the form of an annuity.

PRA Formula

Eligible employees hired on or after July 1, 1989, and those hired before such date who did not make the one-time election referred to above, will receive at retirement the benefit under the PRA formula. Mr. Garcia, who joined the Company in August 2003, will receive benefits under the PRA formula. Benefits under the PRA formula are determined as follows: On July 1, 1989, an account was established for each eligible person employed on June 30, 1989, with an opening balance equal to the greater of (i) the value of the pension then accrued under the “final average earnings” formula or (ii) an amount equal to the sum of the monthly pay-based credits that would have been made to the employee’s account had the PRA always been in effect. Thereafter, monthly pay-based credits accumulate in the employee’s account. These credits equal a percentage of the employee’s monthly recognized earnings determined in accordance with the following formula:

Years of Service	Up to 1/48 of Social Security Wage Base	Over 1/48 of Social Security Wage Base
0–9	2.50%	3.75%
10–14	3.00%	4.50%
15–19	4.00%	6.00%
20–24	5.35%	8.00%
25 or more	7.50%	11.25%

The employee’s account receives a monthly credit for interest at an annual rate of 2% over the current six-month Treasury bill rate, adjusted quarterly. This rate was 2.29% in the first quarter of 2009 and 5.61% in the first quarter of 2008. The Company also establishes PRA accounts for all eligible employees hired on or after July 1, 1989, which receive monthly credits as described above.

The balance of the employee’s account vests based on his or her years of services as follows: two years–50%; three years–100%. Employees retiring under the PRA formula may elect that their retirement benefit under the Supplemental Retirement Plan be paid in a lump sum. If such request is made, the full benefit will be paid in a lump sum. Otherwise, benefits earned prior to December 31, 2004 will follow the form of benefit elected under the Retirement Plan and the post-December 31, 2004 benefit will be paid in a lump sum.

Pension Benefits

The following table shows the actuarial present value of each Named Officer’s total accumulated benefit under the Retirement Plan and Supplemental Retirement Plan as of December 31, 2008, and assumes that each Named Officer elects a joint and survivor annuity at the time of retirement.

Name	Plan Name	Number of Years Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

Ian Cook	Retirement Plan	32.83	$1,652,590	—
	Supplemental Retirement Plan	32.83	$15,593,835	—
			$17,246,425	—

Stephen C. Patrick	Retirement Plan	26.17	$1,260,594	—
	Supplemental Retirement Plan	26.17	$6,524,583	—
			$7,785,177	—

Michael J. Tangney	Retirement Plan	37.25	$1,607,333	—
	Supplemental Retirement Plan	37.25	$10,766,570	—
			$12,373,903	—

Fabian T. Garcia	Retirement Plan	5.25	$45,200	—
	Supplemental Retirement Plan	13.92[3]	$200,148 [3]	—
			$245,348	—

Franck J. Moison	Retirement Plan	30.00	$1,638,578	—
	Supplemental Retirement Plan	30.00	$6,120,789	—
			$7,759,367	—

Notes to the Pension Benefits Table

[1]	Except as described in footnote 3 below, the years in this column represent the actual years worked for Colgate by the Named Officers as of December 31, 2008.

[2]

For Messrs. Cook, Patrick, Tangney and Moison, the amounts shown were calculated assuming credited service and final average earnings, as described above, as of December 31, 2008 and an estimated discount rate of 6.30%. Accrued benefits were assumed to be payable at the earliest age at which each Named Officer is eligible to retire under each plan without any benefit reduction due to age. Based on their respective ages and years of service at December 31, 2008, Messrs. Cook, Patrick, Tangney and Moison were eligible for retirement with full benefits. For more information regarding the assumptions used to calculate the accrued benefits as of December 31, 2008, see Note 10 (“Retirement Plans and Other Retiree Benefits”) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2008.

For Mr. Garcia, the amounts shown reflect the value of his retirement benefits that have vested as of December 31, 2008 under the PRA formula described above.

As noted above, the Named Officers may request that a portion of their benefit under the Supplemental Retirement Plan be paid in the form of a lump sum. In such case, the lump sum amount payable as of December 31, 2008 would be as follows: Mr. Cook—$4,330,401; Mr. Patrick—$4,933,648; Mr. Tangney—$6,090,157; and Mr. Moison—$1,768,373. Any residual value over the limitation on the lump sum value would be paid in the form of an annuity. Mr. Garcia may request that his full benefit under the Supplemental Retirement Plan be paid in the form of a lump sum. In such case, the lump sum amount payable to Mr. Garcia as of December 31, 2008 would be $200,148.

[3]

For Mr. Garcia, the amount shown includes an enhancement to his years of credited service of 8.67 years that the Company agreed to give him upon his joining the Company to compensate him for forfeited benefits that he had earned in his previous employment. This enhancement resulted in an incremental benefit to Mr. Garcia of $36,943.

Deferred Compensation Plan

Eligible employees, including the Named Officers, may elect annually to defer a portion of their salary and/or cash bonus under the Colgate-Palmolive Company Deferred Compensation Plan (the “Deferred Compensation Plan”). Under this plan, participants can defer up to 75% of their salary and/or 100% of their cash bonus payable in the following calendar year. At the option of the participant, these amounts may be deferred to a specific date, at least five years from when the compensation is otherwise payable, or until retirement. Interest on deferred amounts is credited to the participant’s account at the end of each calendar year and compounded annually. Interest accrues at a fixed rate equal to 120% of the Applicable Federal Rate (“AFR”) published by the Internal Revenue Service, which, for amounts deferred in 2008, equaled 5.28% and 5.88% for mid- and long-term rates, respectively. Mid- or long-term AFRs are used based on the length of the deferral period elected. Once established, the same rate remains in effect throughout the entire deferral period.

At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred in either a lump sum or up to 10 annual installments. If a participant is less than 55 years old and leaves or retires prior to the elected commencement date for distributions, the deferred amounts will be distributed immediately in a lump sum, regardless of the method of distribution originally elected by the participant. If a participant is 55 or older and leaves or retires prior to the elected commencement date for distributions, the deferred amounts will be paid according to the participant’s original election. If the participant in question is a “specified employee” under the Internal Revenue Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement. Changes to deferral elections and early withdrawals from deferred accounts are only permitted in extreme cases, such as unforeseen financial hardship which is demonstrated to the P&O Committee. Of the Named Officers, only Mr. Patrick has elected to participate in the Deferred Compensation Plan (with respect to compensation earned prior to 2008), and information about earnings on his deferrals is included in the Nonqualified Deferred Compensation Table on page 41.

Supplemental Savings & Investment Plan

Employees, including the Named Officers, whose earnings exceed certain applicable federal limitations on compensation that may be recognized under tax-qualified plans, such as the Savings and Investment Plan, are entitled to receive a supplemental contribution under the Supplemental Savings and Investment Plan. The supplemental contribution is equal to the amount of the Company’s matching contributions that cannot be made under the Savings and Investment Plan due to certain federal tax limits. Under the Savings and Investment Plan, the Company matches a portion of employee contributions up to 6% of the employee’s recognized earnings (as defined on page 38), subject to a maximum amount of recognized earnings under applicable federal tax regulations of $245,000 in 2009, and $230,000 in 2008. A participant may elect to receive the supplemental contribution in cash at the end of the calendar year or defer the amount into the Supplemental Savings and Investment Plan. Any deferred amounts earn interest calculated on the same basis as under the Deferred Compensation Plan described above, except for any deferrals made for 2002 and prior years, which will realize investment results based on the performance of Colgate common stock and are distributed in shares of Colgate common stock. Deferred amounts are distributed upon the participant’s departure from the Company. If the participant in question is a “specified employee” under Section 409A of the Internal Revenue Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement.

Nonqualified Deferred Compensation

The following table shows information about the amount of contributions, earnings and balances for each Named Officer under the Deferred Compensation Plan and the Supplemental Savings and Investment Plan as of December 31, 2008.

Name	Aggregate Balance at Beginning of Fiscal Year ($)	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)[1]	Aggregate Earnings in Last Fiscal Year ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)[3]
(a)		(b)	(c)	(d)	(e)	(f)

Ian Cook	$136,714	—	—	$3,172	—	$139,886

Stephen C. Patrick	$431,530	—	—	$19,565	—	$451,095

Michael J. Tangney	$771,763	—	$69,653	$26,889	—	$868,305

Fabian T. Garcia	$37,379	—	$40,612	$2,107	—	$80,098

Franck J. Moison	$159,754	—	—	$6,045	—	$165,799

Notes to the Nonqualified Deferred Compensation Table

[1]

These amounts represent Company contributions under the Supplemental Savings and Investment Plan during 2008, which Mr. Tangney and Mr. Garcia elected to defer into the Supplemental Savings and Investment Plan. Messrs. Cook, Patrick and Moison each elected to receive their supplemental contributions of $113,494, $61,120 and $41,843, respectively, in cash. The Company’s 2008 contributions under the Supplemental Savings and Investment Plan for each Named Officer were also included in compensation reported in column (i) of the Summary Compensation Table on page 28.

[2]

These amounts represent the interest credited to each Named Officer during 2008 for amounts previously deferred under the Supplemental Savings and Investment Plan and, in the case of Mr. Patrick, the Deferred Compensation Plan. For information regarding the calculation of interest earnings on these amounts, see page 40.

[3]

To the extent that an executive was a “Named Officer” for a reported year, these amounts, other than the portion attributable to accrued earnings, were reported in previous proxy statements as compensation in the year of the executive’s deferral (under the Deferred Compensation Plan or the Supplemental Savings and Investment Plan) or the Company’s contribution (under the Supplemental Savings and Investment Plan), as applicable.

Executive Severance and Other Termination Benefits

The P&O Committee periodically reviews the appropriateness of the payment and benefit levels provided under the plans and programs described in this section, based on competitive market information and emerging best practices and governance trends. In particular, the Company’s Executive Severance Plan (the “Severance Plan”) is subject to renewal every three years by the Board. During its most recent review of the Severance Plan in June 2007, the P&O Committee and the Board determined to reduce the maximum amount of severance payable under the plan from 36 months of compensation to 24 months, eliminated the tax gross-up provision in the plan and limited compensation under the plan to a level that maintains deductibility by the Company under Section 280G of the Internal Revenue Code.

Severance Plan

Change in Control. The Severance Plan is designed to provide participants with reasonable compensation if their employment is terminated following a change in control of the Company. Individual employees are assigned a particular severance level up to the maximum allowed under the plan (24 months) based on grade level and years of service, subject to individual negotiation from time to time in the case of new hires.

The P&O Committee selects participants from among the executive officers and other key personnel of the Company and has selected a group of approximately 140 participants, including the Named Officers. In addition to the Severance Plan, the Company has incorporated other arrangements relating to a change in control in its benefit plans, as described below.

Under the Severance Plan, if at any time within two years of a “change in control” of the Company, the Company terminates a Named Officer’s employment or a Named Officer terminates employment due to an adverse change in his conditions of employment, such as a diminution in his position, authority or responsibilities, or a salary reduction (each a “Qualified Termination”), such Named Officer is entitled to receive an amount equal to (i) 24 months of compensation (defined as base salary as of the termination date plus his highest bonus award within the last five years), plus (ii) the present value of additional retirement plan accruals the participant would have received had he remained employed until the end of the severance period, or age 65, if earlier, plus (iii) the continuation of medical, dental and life insurance benefits during the severance period. No severance payments are required if a Named Officer is terminated for “cause”, which is defined as willful and continued failure to substantially perform his duties or gross misconduct that is materially and demonstrably injurious to the Company.

Generally under the plan, a “change in control” is deemed to occur if: (a) any person, entity or group acquires 20% or more of the Company’s outstanding shares of common stock or voting securities (other than securities acquired directly from the Company); (b) a majority of the board of directors as of the effective date of the Severance Plan are replaced (unless any subsequent board member is approved by at least a majority of the original incumbent board, who shall thereafter be considered an incumbent board member); (c) a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the Company’s assets is consummated (other than under specific circumstances); or (d) a complete liquidation or dissolution of the Company is approved by the Company’s stockholders.

If an outside accounting firm were to determine that a payment under the Severance Plan would cause the Named Officer to exceed the statutory limit and subject him to tax under Section 4999 of the Internal Revenue Code, then the Named Officer would receive a reduced amount.

In addition to the foregoing severance benefit, the Severance Plan provides for a payment within 30 days after the change in control, whether or not the Named Officer remains employed, of a pro-rated bonus for the year in which the change in control occurs. The pro-rated bonus paid may be used to offset any other bonus awarded for such year.

Termination for Company Convenience. Whether or not a change in control has occurred, if the Company terminates the employment of a Named Officer at the Company’s convenience other than for cause, the Company will pay in a lump sum an amount between 18 to 24 months of the Named Officer’s base salary and continue to pay certain medical, dental and life insurance benefits for the same period. The severance period and the period during which the Company continues such benefits ends upon the earlier of the Named Officer reaching age 65 or attaining 85 years of combined age and service with the

Company. The Company is not required to make these payments if it terminates a Named Officer’s employment for “cause” (as defined above) or if such officer voluntarily terminates his employment.

Other Change-in-Control Arrangements

Other arrangements relating to a change-in-control in the Company’s benefit plans are as follows.

•

Equity Awards. Under the Company’s stock option plans, stock options held by employees and non-employee directors that are not yet exercisable become exercisable upon a change in control. Unvested restricted stock awards are considered earned in full and non-forfeitable (i) in the case of performance-based awards, upon a change in control, and (ii) in the case of all other awards, upon a Qualified Termination of employment (as defined above under “Severance Plan”).

•

Deferred Compensation Balances. Under the Severance Plan, participating employees are also entitled to receive within 30 days following a change in control all amounts previously deferred by the employee under the Deferred Compensation Plan and amounts held in the employee’s Supplemental Savings and Investment Plan account. For more information regarding the Deferred Compensation Plan and the Supplemental Savings and Investment Plan, see page 40.

•

Letter of Credit for Unfunded Retirement Plan. With respect to the Supplemental Retirement Plan, which is an unfunded plan, the Company has arranged for a letter of credit that requires the issuing bank to fund the accrued benefits payable under this plan if the Company refuses to pay these benefits after a change in control. Funding would be made by payments to a trust, the assets of which would be subject to the claims of the Company’s creditors if the Company were to become insolvent.

Death and Disability Benefits

The Company provides additional benefits to approximately 1,000 employees, including the Named Officers, upon their death or disability. If a Named Officer dies while actively employed, his eligible survivors are entitled to an annuity equal to 20% of the Named Officer’s “recognized earnings” (as defined on page 38) at the time of death. The benefit is payable until the Named Officer would have reached age 65. If the Named Officer’s spouse is not living and his dependent children are under the age of 23, the benefit is paid to them until they reach age 23, or until the employee would have reached age 65, whichever is earlier.

Under the Long-term Disability Plan available to all U.S. employees, the Company generally provides long-term disability benefits based on an employee’s earnings up to a maximum of $300,000. Certain executives, including the Named Officers, receive additional benefits based on the amount of their earnings that exceed $300,000, at no additional cost to them. If a Named Officer becomes disabled on or before age 60 while he is actively employed, he is entitled to receive these increased disability benefits until he reaches age 65. If a Named Officer becomes disabled after age 60 while he is actively employed, he is entitled to receive disability benefits until the earlier of the date on which he reaches age 70 or five years from the date he became disabled.

Deferred Compensation and Retirement Benefits

For information about the pension benefits payable to the Named Officers upon their retirement and deferred compensation balances, see pages 37 to 41. In addition to the post-retirement welfare benefits available to U.S. employees generally, approximately 1,000 employees, including the Named Officers, who have at least 10 years of service at retirement and have elected a minimum amount of life insurance coverage for the five years immediately preceding retirement, can qualify for a post-retirement life insurance benefit equal to one-half of recognized earnings up to a maximum of $750,000 in lieu of the Company’s regular life insurance plan for retirees.

Equity Awards

The treatment, in general, of previously granted equity awards in the case of the termination of employment under the following circumstances is as follows:

•

Death, Disability or Retirement. All unvested restricted stock awards, including those subject to continued employment, will continue to vest and be distributed in accordance with their original vesting schedule. All outstanding stock options, whether or not previously exercisable, will be exercisable for a period of three years from the death, disability or retirement, as applicable, or until the end of the original term of the option, whichever is shorter.

•

Termination for Company Convenience. Where severance is paid following a termination of employment at the Company’s convenience, the severance period is counted in determining the vesting of restricted stock awards and stock options and whether the employee is eligible for retirement treatment. If the employee is eligible for retirement treatment, equity awards are treated as outlined above. If not, any unvested restricted stock awards that would have vested during the severance period will continue to vest and be distributed in accordance with their original vesting schedule. Any unvested stock options that would have vested during the severance period will be vested upon termination and, together with any other vested stock options, will be exercisable for a period of three months or until the end of the original term of the option, whichever is shorter. Any remaining unvested restricted stock awards and stock options will be forfeited.

•	Termination for Cause. Unvested restricted stock awards and both vested and unvested stock options are forfeited.

•

Resignation. Unvested restricted stock and unvested stock option awards are forfeited. Vested stock options are exercisable for a period of three months after termination, or until the end of their original term, if shorter.

•	Change-in-Control. For a description of the treatment of equity awards following a change in control of the Company, see “Other Change-in-Control Arrangements” on page 43.

Potential Payments Upon Termination or Change-in-Control

The following table sets forth the estimated incremental payments and benefits that would be payable to each Named Officer upon termination of his employment or a change in control of the Company, assuming that the triggering event occurred at year-end 2008. These amounts would be incremental to the compensation and benefit entitlements described previously in this Proxy Statement that are not contingent upon a termination or change-in-control.

	Change-In-Control		Involuntary Termination

Name	Without Qualified Termination[1]	With Qualified Termination[2]	With Cause	Without Cause[3]	Resignation	Death[4,5]	Disability[5,6]	Retirement[7]

Ian Cook	—	$6,101,547	—	—	—	$ 3,725,869	$8,401,124	—

Stephen C. Patrick	—	$3,519,106	—	—	—	$ 1,703,347	$3,286,587	—

Michael J. Tangney	—	$3,911,898	—	—	—	$ 369,572	$3,951,516	—

Fabian T. Garcia	—	$2,659,801	—	$ 802,589	—	$ 3,037,969	$7,132,402	—

Franck J. Moison	—	$2,692,482	—	—	—	$ 1,876,982	$3,351,711	—

[1]

Change-in-Control without Qualified Termination. As shown in this column, if there is a change in control but there is no Qualified Termination of the Named Officer’s employment (as defined above under “Severance Plan”), he would not be entitled to receive any incremental payment or benefit. However, the vesting or distribution of certain existing compensation reported previously in this Proxy Statement would be accelerated as follows:

•

Equity Awards. The vesting of previously granted stock options and performance-based restricted stock awards would be accelerated as described under “Other Change-in-Control Arrangements—Equity Awards” on page 43. All such awards were reported on Forms 4 when granted and as compensation in the proxy statement for the year of grant, to the extent the officer was a “Named Officer” for that year. The estimated value as of year-end 2008 of the previously granted awards that would be accelerated for the applicable Named Officers is as follows: Mr. Garcia—$1,060,814 and Mr. Moison—$244,388. The estimated value of restricted stock awards that would be accelerated was calculated based on the closing price of the Company’s common stock on December 31, 2008. The estimated value of the stock options that would be accelerated was calculated based on the difference between the closing price of the Company’s common stock on December 31, 2008, and the applicable exercise price.

•

Pro-Rated Bonus. The Named Officers would be entitled to receive a pro-rated portion of their annual EICP cash bonus for the year in which the change in control occurs (reported as of year-end 2008 in column (g) of the Summary Compensation Table on page 28).

•

Deferred Compensation Balances. The Named Officers would be entitled to receive any amounts previously deferred by them under the Deferred Compensation Plan or Supplemental Savings and Investment Plan (reported as of year-end 2008 in column (f) of the Nonqualified Deferred Compensation Table on page 41).

[2]

Change-in-Control with Qualified Termination. This column consists of the following benefits under the Severance Plan described on page 42: (i) severance payments, (ii) the value of accruals under Company retirement plans during the severance period and (iii) continuation of medical, dental and life insurance benefits during the severance period. The value of retirement accruals was calculated based on the difference between the present value of additional retirement plan accruals that the Named Officer would have received had he remained employed until the end of the severance period, or age 65, if earlier, and the present value of retirement benefits payable at the change-in-control date without assuming future service. For more information regarding the assumptions used to calculate the present value of retirement benefits, see note 2 to the Pension Benefits Table on page 39.

The additional medical, dental and life insurance benefit was valued based on the aggregate premiums paid by the Company for the applicable severance period. The amounts shown for Messrs.

(Notes continued on next page)

Cook and Garcia reflect a reduction in their severance benefit to an amount that maintains tax deductibility by the Company. The applicable reduction in severance benefit was calculated using guidelines set forth in Section 280G of the Internal Revenue Code. In addition to the amounts shown in this column, the vesting or distribution of certain existing compensation reported previously in this Proxy Statement would be accelerated as follows:

•

Equity Awards. The vesting of previously granted stock options and restricted stock awards would be accelerated as described under “Other Change-in-Control Arrangements—Equity Awards” on page 43. All such awards were reported on Forms 4 when granted and as compensation in the proxy statement for the year of grant, to the extent the officer was a “Named Officer” for that year. The estimated value as of year-end 2008 of the previously granted awards that would be accelerated for the applicable Named Officers is as follows: Mr. Cook—$6,078,333; Mr. Garcia—$2,333,602; and Mr. Moison—$611,351. For the assumptions used to calculate these amounts, see note 1 above.

•

Pro-Rated Bonus. The Named Officers would be entitled to receive a pro-rated portion of their annual EICP cash bonus for the year in which the change in control occurs (reported as of year-end 2008 in column (g) of the Summary Compensation Table on page 28).

•

Retirement Accruals and Deferred Compensation Balances. The Named Officers would be entitled to receive their accrued retirement benefits (reported in the Pension Benefits Table on page 39) and any amounts previously deferred by them under the Deferred Compensation Plan or Supplemental Savings and Investment Plan (reported as of year-end 2008 in column (f) of the Nonqualified Deferred Compensation Table on page 41).

[3]

Involuntary Termination without Cause. Only Mr. Garcia is eligible for severance in the event of termination for Company convenience under the Severance Plan because he is not yet eligible for retirement with full benefits. This column shows the severance payment and the value of accruals under Company retirement plans and the continuation of medical, dental and life insurance benefits during the severance period that would be payable to Mr. Garcia. For the assumptions used to calculate the additional retirement and insurance benefits, see note 2 above.

In addition to the amounts shown in this column, certain previously granted and unvested equity awards would be allowed to vest if they would have otherwise vested before the end of the severance period, as described under “Termination for Company Convenience” on page 44. All such awards were reported on Forms 4 when granted and as compensation in the proxy statement for the year of grant, to the extent the officer was a “Named Officer” for that year. The estimated value as of year-end 2008 for awards that would be accelerated for the applicable Named Officers is as follows: Mr. Cook—$6,078,333; Mr. Garcia—$605,996; and Mr. Moison—$244,388. For the assumptions used to calculate these amounts, see note 1 above. If the triggering event occurs at year-end, as assumed in the table above, each Named Officer would also be entitled to receive his annual EICP cash bonus for the year in which the triggering event occurs (reported in column (g) of the Summary Compensation Table on page 28), his performance-based restricted stock award for the three-year performance cycle ending such year (reported as the first entry in column (l) of the Grants of Plan-Based Awards Table on page 32, and any amounts previously deferred by him under the Deferred Compensation Plan and Supplemental Savings and Investment Plan (reported in the Nonqualified Deferred Compensation Table on page 41).

[4]

Death. This column consists of a spousal annuity, the actuarial present value of which is calculated based on the lump sum of all of the annuities payable until the Named Officer would have reached 65. The amounts shown were calculated assuming an interest rate of 6.3%.

[5]

In addition to the amounts shown in this column, unvested restricted stock awards would continue to vest in accordance with their original vesting schedule and all outstanding stock options would be exercisable for a period of three years or until the end of the original term, whichever is shorter, as described under “Death, Disability or Retirement” on page 44. All such awards were reported on Forms 4 when granted and as compensation in the proxy statement for the year of grant, to the extent the officer was a “Named Officer” for that year. The estimated value as of year-end 2008 for

(Notes continued on next page)

awards that would be vested for the applicable Named Officers is as follows: Mr. Cook—$6,078,333; Mr. Garcia—$2,333,602; and Mr. Moison—$611,351. For the assumptions used to calculate these amounts, see note 1 above. If the triggering event occurs at year-end, as assumed in the table above, each Named Officer would also be entitled to receive his annual EICP cash bonus for the year in which the triggering event occurs (reported in column (g) of the Summary Compensation Table on page 28) and his performance-based restricted stock award for the three-year performance cycle ending such year (reported as the first entry in column (l) of the Grants of Plan-Based Awards Table on page 32).

[6]

Disability. This column consists of the actuarial present value of additional long-term disability benefits for which each Named Officer is eligible, as described more fully on page 43. The amounts shown were calculated assuming an interest rate of 6.3%.

[7]

Retirement. As shown in this column, the Named Officers would not be entitled to receive any incremental payment or benefit upon retirement. Each Named Officer would be entitled to receive his retirement benefits under the Retirement Plan and Supplemental Retirement Plan, as described on page 43. If the triggering event occurs at year-end, as assumed in the table above, each Named Officer would also be entitled to receive his annual EICP cash bonus for the year in which the triggering event occurs (reported in column (g) of the Summary Compensation Table on page 28), his performance-based restricted stock award for the three-year performance cycle ending such year (reported as the first entry in column (l) of the Grants of Plan-Based Awards Table on page 32), and any amounts previously deferred under the Deferred Compensation Plan and Supplemental Savings and Investment Plan (reported as of year-end in column (f) of the Nonqualified Deferred Compensation Table on page 41) in accordance with the distribution schedule elected by the Named Officer.

Compensation of Directors

Compensation for the non-employee directors is set by the Board at the recommendation of the Nominating and Corporate Governance Committee. The majority of the compensation paid to the independent directors is in the form of Colgate equity pursuant to stockholder-approved plans that provide for fixed annual grants, as described below.

In 2008, each non-employee director (that is, all directors except Mr. Cook) received the following compensation, as applicable:

Annual Fee	2,600 shares of common stock
Meeting Fees	$1,000 for each Board or committee meeting attended
Committee Chairperson Fees	$3,000 for the chair of each committee
$1,500 for the deputy chair of each committee
Stock Option Grant	Options to purchase 4,000 shares of common stock
Expenses and Benefits	Reimbursement of travel and related expenses incurred in attending meetings; life and travel/accident insurance; and Charitable Matching Gifts Program to schools and other qualified organizations

As previously disclosed, when Mr. Mark agreed to serve as Chairman of the Board for a transition period of 18 months following his retirement as CEO of the Company on July 1, 2007, the Board determined that he would be eligible, following completion of such service, for a bonus of up to $3,000,000 less director fees paid, at the discretion of the Board based on a successful and complete transition to new leadership at the Company and Mr. Mark’s contribution thereto. Mr. Mark retired as Chairman of the Board on December 31, 2008, and in January 2009, the Board determined to award the maximum amount of the bonus ($2,619,000) to Mr. Mark in light of his contribution to the successful leadership transition at the Company that is now complete, including in particular his demonstration of support for Mr. Cook both inside and outside the Company, his effective mentoring of Mr. Cook in assuming the role of CEO and his assistance to the Board in the Chairman succession process. In addition, for five years following his retirement as Chairman, Mr. Mark will have access to a car and driver, office space and administrative and related support services.

Mr. Cook does not receive any compensation or fees for serving on the Board or any Board committee.

Deferral of Fees

Under the Colgate-Palmolive Company Non-Employee Director Stock Plan (the “Director Stock Plan”), approved by the Company’s stockholders in 2006, directors may elect to defer all or a part of their annual stock compensation. Deferred stock compensation is credited to a stock unit account, the value of which reflects changes in the market price of the Company’s common stock and dividends paid. No interest is paid on deferred balances. The directors also may elect to receive cash in lieu of up to 25% of the shares of the Company’s common stock granted and not deferred under the Director Stock Plan solely for the purpose of satisfying related tax obligations.

Directors may elect to defer all or a part of their cash compensation for committee chairperson and meeting fees under the Colgate-Palmolive Company Restated and Amended Deferred Compensation Plan for Non-Employee Directors. As with the Director Stock Plan, deferred fees are credited to a stock unit account, the value of which reflects changes in the market price of the Company’s common stock and dividends paid. No interest is paid on deferred balances. Under both plans, distributions are made in shares of the Company’s common stock in annual installments or by lump sum on the date chosen by the director.

The table included in “Stock Ownership of Directors and Executive Officers” on page 51 includes information concerning directors who have elected to defer their fees.

Election to Purchase Stock

Directors may elect to purchase the Company’s common stock with all or a portion of their cash compensation for committee chairperson and meeting fees. Shares of the Company’s common stock that represent committee chairperson fees are purchased on behalf of directors who make this election at the beginning of the year, and shares that represent meeting fees are purchased after the end of the year. In both cases, shares are purchased on behalf of directors on the third business day following the announcement of the Company’s annual earnings.

Director Compensation

The following table shows the compensation earned by each non-employee director in 2008.

Name	Fees Earned or Paid in Cash ($)[1]		Stock Awards ($)[2]		Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)[4]	Total ($)
(a)	(b)		(c)		(d)	(e)	(g)	(h)

John T. Cahill	$26,500		$193,837		$50,962	$—	$8,250	$279,549

Jill K. Conway	$29,500		$193,837		$55,970	$—	$4,500	$283,807

Ellen M. Hancock	$80,459	[5,6]	$145,378	[6]	$69,392	$—	$8,250	$303,479

David W. Johnson	$82,459	[6]	$145,378	[6]	$55,970	$—	$8,250	$292,057

Richard J. Kogan	$32,000		$193,837		$55,970	$—	$2,250	$284,057

Delano E. Lewis	$79,459	[6]	$145,378	[6]	$55,970	$—	$—	$280,807

Reuben Mark	$60,459	[6]	$145,378	[6]	$55,970	$2,619,000 [7]	$96,369 [8]	$2,977,176

J. Pedro Reinhard	$22,000		$193,837		$52,022	$—	$—	$267,859

Stephen I. Sadove	$18,000		$193,837		$41,881	$—	$8,250	$261,968

Notes to the Director Compensation Table

[1]	Consists of meeting and committee chair and deputy chair fees, as described above.

[2]

As noted above, directors receive an annual grant of 2,600 shares of the Company’s common stock. This column reflects the expense recognized in the Company’s Consolidated Financial Statements for the year ended December 31, 2008 for stock awards granted to each director in 2008. The grant date fair value of stock awards granted in 2008 to each director was $74.55 per share, based on the fair market value of the Company’s common stock on the date of grant.

[3]

As noted above, directors receive an annual grant of 4,000 stock options. The key terms of such stock options are as follows: (a) the exercise price is equal to the closing price of the Company’s stock on the date of grant, (b) the term is ten years and (c) they vest in equal annual installments over three years.

This column reflects the expense recognized in the Company’s Consolidated Financial Statements for the year ended December 31, 2008 for stock option awards granted to each director in 2008 and prior years, excluding the costs associated with the remaining amortization of outstanding retiree- eligible awards granted prior to January 1, 2006, when the Company adopted SFAS 123R, as described in note 3 on page 29. The grant date fair value of stock options granted in 2008 to each director was $13.99 per option. The estimated value of options is calculated using the Black-Scholes option valuation model. For a description of the assumptions used to calculate the amounts shown in this column, see Note 8 (“Capital Stock and Stock-Based Compensation Plans”) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2008.

The aggregate number of stock options outstanding for each director as of December 31, 2008 was as follows: Mr. Cahill—13,000; Mrs. Conway—36,000; Mrs. Hancock—36,000; Mr. Johnson—12,000;

(Notes continued on next page)

Mr. Kogan—36,000; Mr. Lewis—32,000; Mr. Mark—6,000; Mr. Reinhard—12,000; and Mr. Sadove—6,334.

[4]

Unless otherwise described, the amounts shown represent matching charitable donations contributed by the Company in the director’s name pursuant to the Charitable Matching Gifts Program, which is available to all directors, U.S. retirees and U.S. employees who are actively employed on a full time basis and have completed at least one year’s service. Under the program, the Company matches contributions to schools and other eligible institutions up to a maximum of $8,000 per individual per year. Eligible gifts up to $250 are matched on a 2:1 basis with all other eligible gifts up to $7,750 matched on a 1:1 basis. The Company does not match certain gifts such as contributions to organizations that are not tax-exempt, dues to alumni or similar groups, tuition payments, contributions to school funds or associations that are not used exclusively to support educational purposes of the institution and any gift for which the donor receives a substantial benefit.

[5]	In 2008, Mrs. Hancock elected to purchase Colgate common stock with her meeting and deputy chair fees under the procedure described on page 49.

[6]	Mrs. Hancock and Messrs. Johnson, Lewis and Mark each elected to receive 25% of her or his annual stock fee in cash to satisfy tax obligations pursuant to the procedure described on page 48.

[7]	As discussed above, the amount shown represents a bonus paid to Mr. Mark in connection with the successful and complete transition to new leadership at the Company.

[8]	The amount shown reflects the personal use of a car and driver by Mr. Mark, which was valued as a proportionate amount of the cost of the annual lease, driver and related operating expenses.

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

Directors and executive officers of the Company own significant amounts of Company stock. Under the Company’s stock ownership guidelines, non-employee directors are required to own stock equal in value to at least five times their annual fee, and executive officers of the Company are required to own stock equal in value to at least two to five times their salary, depending on their grade level.

The following table shows the beneficial ownership of Common Stock and Series B Convertible Preference Stock of each director, each of the Named Officers appearing in the Summary Compensation Table on page 28 and the directors and executive officers (including the Named Officers) as a group. “Beneficial ownership” as used here means more than “ownership” as that term is commonly used. For example, a person “beneficially” owns Colgate stock not only if he or she holds it directly, but also if he or she has (or shares) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee, or a contract or understanding). Beneficial ownership also includes shares a person has the right to acquire within 60 days, for example, through the exercise of a stock option.

	Common Stock
	Amount and Nature of Beneficial Ownership[1,2]			Series B Convertible Preference Stock (ESOP)[1,2]

Name of Beneficial Owner	Directly Owned	Exercisable Options[3]	Common Stock Units[4]	Amount and Nature of Beneficial Ownership[2,5]

Ian Cook[6]	150,002	934,839	—	3,894

Stephen C. Patrick	100,317	381,699	—	3,594

Michael J. Tangney	380,559	588,308	—	5,034

Fabian T. Garcia	21,627	216,333	—	120

Franck J. Moison	36,963	395,113	—	1,605

John T. Cahill	5,797	8,999	8,754	—

Jill K. Conway	1,138	31,999	35,335	—

Ellen M. Hancock[7]	32,636	31,999	36,622	—

David W. Johnson	52,927	7,999	7,329	—

Richard J. Kogan	43,259	31,999	—	—

Delano E. Lewis	6,032	27,999	7,309	—

J. Pedro Reinhard[8]	103	7,999	10,650	—

Stephen I. Sadove	13,879	2,111	—	—

All directors and executive officers as a group (30 persons)	1,526,783	4,684,159	105,999	44,509

Notes to the Stock Ownership Table

[1]

Information about Common Stock and Series B Convertible Preference Stock holdings is as of March 9, 2009, the record date for the Annual Meeting. Unless stated otherwise in these notes, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

[2]

Each person named in the table beneficially owns less than 1% of the outstanding Common Stock and Series B Convertible Preference Stock. The directors and executive officers as a group beneficially own 1.25% of the outstanding Common Stock and 1.64% of the outstanding Series B Convertible Preference Stock.

[3]

This column includes options that are exercisable on or before May 9, 2009, which is 60 days after March 9, 2009. As of March 9, 2009, a total of 26,998,193 options were outstanding under the Company’s stock option plans and 23,095,634 shares were available for future grants.

(Notes continued on next page)

[4]

Includes Common Stock units credited to one or more of the following accounts: (i) a deferred account under the Director Stock Plan; (ii) a deferred account under the Restated and Amended Deferred Compensation Plan for Non-Employee Directors; or (iii) an account representing the accrued value under the Pension Plan for Outside Directors that was terminated as of December 31, 1996. In each case, the holder of Common Stock units has no voting or investment power over such units.

[5]

The Company issues Series B Convertible Preference Stock to a trustee acting on behalf of the Savings and Investment Plan. Employees who participate in this plan, including the Named Officers, have voting power over such shares allocated to their accounts under the plan, subject to the right of the plan trustee to vote shares if a participant fails to do so. Participants have no investment power over such shares until they are distributed or diversified at the participant’s election in accordance with the terms of the plan.

[6]	Mr. Cook’s holdings include 49,470 shares of Common Stock owned jointly with his spouse.

[7]	Mrs. Hancock’s holdings include 15,534 shares of Common Stock owned jointly with her spouse.

[8]	Mr. Reinhard was first elected to the Board on January 12, 2006. As noted above, directors have five years from the date of their initial election to meet the Company’s stock ownership guidelines.

Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s outstanding Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned as of December 31, 2008	Percent of Common Stock Outstanding as of December 31, 2008

State Street Bank and Trust Company (trustee of the Colgate-Palmolive Company Employee Stock Ownership Trust)[1]	42,371,507[2]	8.0%
State Street Financial Center
One Lincoln Street
Boston, MA 02111

Notes to the Stock Ownership of Certain Beneficial Owners Table

[1]	State Street Bank and Trust Company (“State Street”) is the trustee of the Colgate-Palmolive Company Employee Stock Ownership Trust (the “Trust”).

[2]	On a Schedule 13G, dated February 17, 2009, filed with the SEC by State Street, State Street reported that, as of December 31, 2008, it beneficially owned 42,371,507 shares of Common Stock as follows:

•

22,744,160 shares of Common Stock over which State Street had shared voting power in its capacity as the trustee of the Trust (including 22,273,832 shares of Common Stock which were issuable upon the conversion of the Company’s Series B Convertible Preference Stock); and

•	19,627,347 shares of Common Stock over which State Street had sole voting power.

State Street had shared power to dispose of all such shares.

For information regarding the voting of shares allocated to the Colgate-Palmolive Employee Stock Ownership Plan participants, please see “Voting Procedures—Voting by Employees Participating in the Company’s Savings and Investment Plan” on page 4. The Trustee will vote unallocated shares in the same proportion in which allocated shares are voted.

Compliance with Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons owning more than 10% of a class of the Company’s stock to file reports with the SEC and the NYSE regarding their ownership of the Company’s stock and any changes in such ownership. The Company undertakes to file such reports on behalf of its directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Based on the Company’s review of copies of these reports and officer and director certifications, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers were complied with during 2008. On February 13, 2009, a Form 4 was filed on behalf of Hector I. Erezuma, Vice President, Taxation, reporting the sale of 3,471 shares of Common Stock, which had been sold on December 6, 2007.

Certain Relationships and Related Transactions

Colgate has a long-standing policy against its directors, officers and employees entering into transactions that present actual or potential conflicts of interest. This policy is reflected in the Company’s Code of Conduct, Business Practices Guidelines and Director Independence Standards. In addition, the Board has adopted a written policy regarding related person transactions which supplements the Company’s historic policies by establishing additional procedures for monitoring and reviewing and, if appropriate, approving or ratifying, these types of transactions. The policy covers any “related person transaction”, as defined under SEC rules, which generally includes any transaction, arrangement or relationship involving more than $120,000 in which the Company or any of its subsidiaries was, is or will be a participant and in which a “related person” has a material direct or indirect interest. “Related persons” mean directors and executive officers and their immediate family members, and shareholders owning five percent or more of Colgate’s outstanding stock.

The Company’s Corporate Legal Department, together with the Corporate Controller’s Department, is responsible for monitoring compliance with these policies and procedures. In the rare instance where a related person transaction is determined to be in the best interests of the Company, only the independent directors of the Board may approve or ratify the transaction in accordance with the procedures for review and approval or ratification described in the policy. In the course of its review of related person transactions, the independent directors of the Board will consider all of the relevant facts and circumstances that are available to them, including but not limited to: (i) the benefits to the Company, (ii) in a transaction involving a director, the impact on the director’s independence, (iii) the availability of comparable products or services, (iv) the terms of the transaction and (v) whether the transaction is proposed to be on terms more favorable to the Company than terms that could have been reached with an unrelated third party.

Based on the Company’s review of its transactions, there were no transactions considered to be a related person transaction during 2008.

PROPOSALS REQUIRING YOUR VOTE

The following four proposals will be presented at the meeting for your vote. When voting by Internet or telephone, you will be instructed how to vote for or against or abstain from voting on these proposals. If you received a printed copy of your proxy materials, space is provided on the proxy card to vote for or against or abstain from voting on each of the proposals.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated nine people for election as directors at the Annual Meeting. All nominees are currently serving as directors of the Company. All nominees were elected at the 2008 Annual Meeting. If you elect these nominees, they will hold office until the next Annual Meeting or until their successors have been elected and qualified. For information about Colgate’s by-law provisions regarding the election of directors, please see “Majority Voting in Director Elections” on page 12.

The nominees are John T. Cahill, Jill K. Conway, Ian Cook, Ellen M. Hancock, David W. Johnson, Richard J. Kogan, Delano E. Lewis, J. Pedro Reinhard and Stephen I. Sadove. Biographical information regarding the nominees appears on pages 9 to 11 of this Proxy Statement.

The Board of Directors recommends a vote FOR the nominees for director listed above.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009. PricewaterhouseCoopers LLP has audited the accounts of the Company since May 2002. The Board considers it desirable to continue the services of PricewaterhouseCoopers LLP.

The fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered to the Company during 2008 and 2007 are set forth below. The Audit Committee has concluded that the provision of the non-audit services by PricewaterhouseCoopers LLP to the Company described below did not and does not impair or compromise their independence. All such services were pre-approved by the Audit Committee in accordance with the pre-approval policy described on page 56.

PricewaterhouseCoopers LLP Fees
(in millions)

	2008	2007
Audit Fees	$10.7	$10.5
Audit-Related Fees	0.3	0.2
Tax Fees.	3.1	3.0
All Other Fees.	—	—

Total	$14.1	$13.7

Audit Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audits of the Company’s annual financial statements for the years ended December 31, 2008 and 2007 and the effectiveness of its internal controls over financial reporting as of December 31, 2008 and 2007, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years.

Audit-Related Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered that were reasonably related to the performance of the audits or the reviews of the Company’s financial statements in 2008 and 2007 (but which are not included under “Audit Fees” above). Audit-Related fees consist principally of certain agreed-upon procedures engagements and employee benefit plan audits.

Tax Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered relating to tax compliance, tax advice and tax planning in various tax jurisdictions around the world. This category includes fees of $1.9 million and $2.0 million for the years ended December 31, 2008 and 2007, respectively, related to tax compliance services for the Company’s expatriate employee programs. The remaining fees were associated with assistance in tax return filings, tax audits and refund claims as well as advice on interpretation of and compliance with tax laws (aggregating $1.2 million and $1.0 million in 2008 and 2007, respectively).

All Other Fees

None.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

If the stockholders should fail to ratify the selection of the independent registered public accounting firm, the Audit Committee will designate an independent registered public accounting firm as required under the rules of the Exchange Act and in accordance with its charter.

The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009.

PROPOSAL 3: APPROVAL OF THE COMPANY’S 2009 EXECUTIVE INCENTIVE
COMPENSATION PLAN

Introduction

The Company is requesting stockholders to approve the Colgate-Palmolive Company 2009 Executive Incentive Compensation Plan (the “2009 Plan” or the “Plan”), which the Board of Directors approved on February 26, 2009, subject to stockholder approval. The Plan is substantially similar to and will replace the existing Executive Incentive Compensation Plan, previously approved by stockholders in 1999 (the “1999 Plan”), which expires on May 31, 2009.

As noted above, the 2009 Plan is substantially similar to the 1999 Plan, with some minor updates based on changes in law and current practices. If the 2009 Plan is approved by stockholders, the Company will grant no further awards of any kind under the 1999 Plan (although outstanding awards under the 1999 Plan will continue to be settled pursuant to the terms of the 1999 Plan). If approved by stockholders, the Plan will be effective immediately.

The Board of Directors unanimously recommends a vote FOR the approval of the 2009 Executive Incentive Compensation Plan.

Description of the Plan

The following description of the key terms of the 2009 Plan is subject to the specific provisions contained in the full text of the Plan set forth as Appendix A.

Background and Purpose of Plan. The Plan is an important part of the Company’s overall compensation program. It allows the Company to make annual and long-term incentive awards to the Company’s officers and employees. The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers and other employees and to provide them with incentives that are directly linked to the future growth and profitability of the Company’s business. Officers and other employees who are responsible for or contribute to the operation or business of the Company are eligible for awards under the Plan. The Plan is also designed to allow the Company to preserve the tax deductibility of incentive awards to the Company’s senior executives. Currently, approximately 1,800 employees participate in the 1999 Plan and will participate in the 2009 Plan if approved by stockholders. Information about the types of awards currently granted under the 1999 Plan is set forth in Compensation Discussion and Analysis beginning on page 18.

Administration by P&O Committee. The P&O Committee, which is made up entirely of independent directors, will administer the 2009 Plan. It will have the authority to select participants eligible for awards under the Plan and to determine the form and amount of awards. It may grant awards under the Plan in the form of cash, common stock and restricted stock, or a combination thereof. The P&O Committee will have the authority to determine the terms and conditions of all awards granted under the Plan, including the number of shares of stock or amount of cash covered by each award and any vesting, acceleration or forfeiture provisions and performance goal requirements.

The P&O Committee will have authority to adopt administrative rules governing the Plan and to interpret its terms and provisions. The full Board may act in place of the P&O Committee, except where to do so would disqualify awards for the Section 162(m) exemption discussed below or exemptions under Section 16 of the Exchange Act. The P&O Committee may delegate to officers of the Company the authority to grant awards to participants other than certain executive officers. Company management will be responsible for the day-to-day administration of the Plan.

Section 162(m) Exemption and Tax Exempt Awards under the Plan. The Plan is designed to enable the Company to grant awards to its senior management that are exempt from limitations on tax deductibility. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes certain requirements to maintain the tax deductibility to the Company of compensation in excess of $1 million per year to a “Covered Employee.” In general, “Covered Employees” for a given year are those employees whose names are set forth in the Summary Compensation Table of the Company’s annual proxy statement. (See page 28 for this year’s Summary Compensation Table.) Awards that meet the exemption from limitations on tax deductibility under Section 162(m) (“Exempt Awards”) must be based on the attainment of one or more objective performance goals, and the material terms of Exempt Awards must be disclosed to and approved by stockholders.

The performance goals that the P&O Committee may use to determine Exempt Awards may be based on the attainment of or changes in specified levels of one or more of the following measures over a period of time specified by the P&O Committee: sales, net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes), non-variable expenses, pre-tax profit, net profit after tax, operating profit, cash generation, unit volume, change in working capital, return on invested capital, return on capital employed, pre- or after-tax income (before or after allocation of corporate overhead or bonuses), net earnings, earnings per share, diluted earnings per share, consolidated earnings before or after taxes (including earnings before some or all of the following: interest, taxes, depreciation and amortization), net income, gross profit, gross margin, year-end cash, debt reductions, book value per share, return on equity, return on sales, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvements of profit margins, market share, costs, cash flow, working capital, return on assets or net assets, total stockholder return, asset turnover, inventory turnover, economic value added (economic profit) or equivalent metrics, reductions in costs, regulatory achievements, implementation, completion or attainment of measurable objectives with respect to research, compliance, diversity, sustainability, development, products or other projects, and recruiting or maintaining personnel. These measures may be applied against the performance of the Company or any of its affiliates, subsidiaries, divisions, business units or business segments, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies.

The aggregate Exempt Awards that any individual may receive in any one year under the Plan are subject to a maximum share limit of 200,000 shares (the “Share Limit”) and a maximum cash limit of $5.5 million, adjusted for inflation annually based on increases in the consumer price index (the “Cash Limit”). The Share Limit is subject to adjustment for any changes in the Company’s equity structure, such as a stock split, or in the event of a corporate transaction. The Share Limit, the Cash Limit or combination thereof designated by the P&O Committee for Exempt Awards shall apply regardless of the actual form of payment of such awards.

As described in the Compensation Discussion and Analysis, under the 1999 Plan, the P&O Committee establishes one or more performance goals of the type listed above for annual cash bonuses and long-term incentive awards (generally based on three-year performance periods) to the Named Officers before or at the start of the applicable performance period. Awards for the Named Officers under the annual bonus and long-term incentive programs are then payable only to the extent that the pre-established performance goals set by the P&O Committee are met. The P&O Committee has the discretion to adjust awards downward, but not to increase them. Typically, annual bonuses are paid in cash, and long-term incentive awards are paid in the form of restricted stock. The P&O Committee currently intends to continue the annual bonus and long-term incentive award programs described above under the 2009 Plan.

Like the 1999 Plan, the 2009 Plan also authorizes the Company to make “Pool Awards,” which are Exempt Awards from an incentive pool consisting of a total dollar amount for a particular measurement period that is determined based upon the achievement of one or more of the performance goals described above during the applicable period (an “Incentive Pool”). The P&O Committee has not made Pool Awards under the 1999 Plan in the past and has no present intention to do so, though it may do so in the future if it determines that Pool Awards would better serve the Company’s compensation goals than the existing incentive award program described in the Compensation Discussion and Analysis.

Pool Awards, if made, would work as follows: At the beginning of a particular measurement period set by the P&O Committee, the P&O Committee would determine the terms and conditions of the Incentive Pool for that period, such as the applicable performance period, the performance goals, the formula for determining the dollar amount of the Incentive Pool, the participants eligible to receive Pool Awards and the maximum percentage of the Incentive Pool each participant is eligible to receive (not exceeding 100% in the aggregate for all participants). Following the end of each period for which Pool Awards have been granted, the P&O Committee would determine the amount of the Incentive Pool, based upon the degree of achievement of the pre-established performance goals, and the maximum Pool

Award for each participant (calculated by multiplying the amount of the Incentive Pool by the maximum percentage of the Incentive Pool such participant is eligible to receive). The P&O Committee would then determine, based on factors it deems relevant, whether to award each participant the maximum Pool Award for which each participant is eligible or a lesser amount. Like other awards under the Plan, Pool Awards may be paid in cash, common stock or restricted stock, or a combination thereof.

Other Awards. In addition to the above described Exempt Awards, the P&O Committee may make separate awards of cash, common stock, restricted stock and legended stock, or a combination thereof. The P&O Committee may also take appropriate steps to qualify these awards for tax deductibility under Section 162(m) or may grant non-tax-deductible awards. Examples of such awards under the 1999 Plan include annual awards of time-vested restricted stock to plan participants other than executive officers and discretionary restricted stock awards from time to time to key employees, including the Named Officers, for retention and/or recognition purposes.

Vesting Requirements. The P&O Committee has the authority to determine the terms and conditions of awards under the 2009 Plan, including any vesting conditions. Generally, performance-based restricted stock awards will be subject to a performance measurement period of at least one year and non-performance based restricted stock awards will be subject to a vesting period of at least three years.

Stock Subject to Plan. The maximum number of shares of common stock that may be issued pursuant to awards under the Plan is 11.5 million. This amount is subject to adjustment for any changes in the Company’s equity structure, such as a stock split, or in the event of a corporate transaction. To the extent that any stock-based awards are forfeited or settled for cash, the shares of stock not delivered as a result of such forfeiture or cash settlement shall again be available for awards under the 2009 Plan.

Term of Plan. The Plan has a ten-year term.

Treatment of Awards Upon Termination of Employment and Change In Control. Under the Plan, the P&O Committee will have the authority to adopt rules and regulations with respect to the treatment of awards upon termination of employment.

In the event of a change in control of the Company (as defined in the Plan), (i) in the case of restricted stock and legended stock awarded pursuant to a performance-based award program, the restricted stock will vest immediately and the restrictions on the sale of legended stock will be immediately removed, and (ii) in the case of all other restricted stock and legended stock held by an individual, the same will occur only upon the individual’s Qualified Termination of Employment (as defined in the Severance Plan) within two years following a change in control. If any Exempt Awards were accelerated under this provision, they would no longer be exempt from the limitation on deductibility imposed by Section 162(m).

Section 409A Compliance. The Plan is designed to enable the Company to administer the Plan in compliance with Section 409A of the Internal Revenue Code, which provides that to the extent awards constitute “nonqualified deferred compensation” within the meaning of Section 409A, they must be subject to certain restrictions relating to the time and form of payment.

Amendment of the Plan. The Plan may be amended or discontinued at any time by the Board of Directors, but not in a way that would impair the rights of a participant under any award previously granted, without the participant’s consent (subject to specified exceptions).

New Plan Benefits

The following table shows the amounts that were awarded to the Named Officers, all executive officers as a group and all non-executive employees as a group for 2008 under the 1999 Plan and represents the amounts that would have been awarded for 2008 under the 2009 Plan had it been in effect. Amounts to be awarded under the Plan in fiscal year 2009 are not currently determinable, though the Company intends to make awards under the Plan consistent with its existing compensation practices.

Name and Position	Dollar Value ($)(1)		Number of Units(2)

Ian Cook Chairman, President and Chief Executive Officer	$3,162,500	(3)	89,309	(4)

Stephen C. Patrick Chief Financial Officer	$756,000	(3)	21,003	(4)

Michael J. Tangney Chief Operating Officer, Colgate Europe, Greater Asia and Africa	$610,790	(3)	23,434	(4)

Fabian T. Garcia Executive Vice President, President, Latin America and Global Sustainability	$854,376	(3)	20,592	(4)

Franck J. Moison President, Global Marketing, Supply Chain and Technology	$682,500	(3)	18,003	(4)

Executive Group	$11,750,883	(5)	323,138	(5)

Non-Executive Officer Employee Group	$93,810,660	(6)	685,233	(7)

Notes to the New Plan Benefits Table

[1]	This column reflects annual cash bonuses.

[2]

This column reflects long-term incentive compensation, including performance-based restricted stock awards, recognition and retention awards and, in the case of the non-executive officer employee group, time-vested restricted stock awards.

[3]	The amounts in this column are the same as the amounts actually awarded to each Named Officer, as set forth in column (g) to the Summary Compensation Table.

[4]

The amounts in this column are the same as the amounts actually awarded to each Named Officer, as set forth in footnote 2 to the Grants of Plan Based Awards Table and, for Mr. Patrick, the award described under “Other Awards” on page 25 of the CD&A.

[5]	These amounts were awarded to a total of 22 employees and include the amounts reported above for each of the Named Officers.

[6]	This amount reflects awards to over 1,600 employees.

[7]	This amount reflects awards to approximately 1,200 employees.

Equity Compensation Plan Information

The following table provides information as of March 9, 2009, the record date for the Annual Meeting, regarding securities of the Company to be issued and remaining available for issuance under the Company’s equity plans, all of which have been approved by stockholders.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	9,693,825 (1)	$56 (2)	23,095,634 (3)

Equity compensation plans not approved by security holders	Not applicable	Not applicable	Not applicable

Total	29,693,825	$56	23,095,634

Notes to the Equity Compensation Plan Information Table

(1)	Consists of 26,998,193 stock options outstanding under the Company’s stock option plans and 2,695,632 shares of restricted stock awarded but not yet vested under the 1999 Plan.

(2)

Includes weighted-average exercise price of stock options outstanding of $62 and restricted stock of $0. The weighted average remaining contractual life of stock options outstanding is three years. In February 2009, the Board amended the 2005 Employee Stock Option Plan to apply a 10-year maximum term to all options granted under the plan (see Exhibit 10-S(f) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

(3)

Amount relates only to stock options available for issuance under the Company’s stock option plans (22,855,301 under the 2005 Employee Stock Option Plan and 240,333 under the 2005 Non-Employee Director Stock Option Plan). The amount of restricted stock available for issuance under the 1999 Plan during any given calendar year is 0.25% of the Company’s common stock outstanding as of January 1 of such calendar year, plus any available restricted stock from prior years that were not granted. However, if the 2009 Plan is approved by stockholders, no further awards of any kind, including awards of restricted stock, will be made under the 1999 Plan. All shares of restricted stock awarded to date but not yet vested under the 1999 Plan are included in column (a) of this table. Under the Company’s stockholder-approved 2007 Stock Plan for Non-Employee Directors, each of the Company’s eight non-employee directors receives 2,600 shares of Common Stock in the first quarter of each year. This plan expires on December 31, 2016. If the number of the Company’s non-employee directors were to remain at eight for the remainder of the plan term, an additional 145,600 shares of Common Stock would be issued under the 2007 Stock Plan for Non-Employee Directors.

Recommendation

The Board of Directors believes that approval of the Colgate-Palmolive Company 2009 Executive Incentive Compensation Plan is in the best interests of all stockholders and, accordingly, recommends a vote FOR the proposed plan.

PROPOSAL 4: STOCKHOLDER PROPOSAL

The Needmor Fund, c/o Daniel Stranahan, 3306 NW 71st Street, Seattle, Washington 98117, owner of approximately 2,700 shares of Common Stock, has informed the Company in writing that it intends to offer the following resolution for consideration at the Annual Meeting. Byron Stookey Trust, owner of 210 shares of Common Stock, Oneida Tribe of Indians Trust Fund for the Elderly, owner of 4,000 shares of Common Stock, Tides Foundation, owner of 14,000 shares of Common Stock, Daniel Altschuler, owner of 800 shares of Common Stock, Funding Exchange, owner of 3,500 shares of Common Stock, and The Max and Anna Levinson Foundation, owner of 3,400 shares of Common Stock, have co-sponsored this resolution.

Executive Compensation Advisory Vote

RESOLVED, that shareholders of Colgate Palmolive request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO).

Supporting Statement

Investors are increasingly concerned about mushrooming executive compensation especially when insufficiently linked to performance. In 2008, shareholders filed close to 100 “Say on Pay” resolutions. Votes on these resolutions have averaged 43% in favor, with ten votes over 50%, demonstrating strong shareholder support for this reform.

An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe the results of this vote would provide the board and management useful information about shareholder views on the company’s senior executive compensation.

In its 2008 proxy Aflac submitted an Advisory Vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Daniel Amos, Chairman and CEO said, “An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package.”

To date ten other companies have also agreed to an Advisory Vote, including Verizon, MBIA, H&R Block, Ingersoll Rand, Blockbuster, and Tech Data. TIAA-CREF, the country’s largest pension fund, has successfully utilized the Advisory Vote twice.

Influential proxy voting service RiskMetrics Group, recommends votes in favor, noting: “RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability.”

The Council of Institutional Investors endorsed advisory votes and a bill to allow annual advisory votes passed the House of Representatives by a 2-to-l margin. We believe the statesman like approach for company leaders is to adopt an Advisory Vote voluntarily before required by law.

We believe that existing U.S. Securities and Exchange Commission rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

We urge our board to allow shareholders to express their opinion about senior executive compensation through an Advisory Vote.

Company Response

Your Board of Directors recommends a vote AGAINST this stockholder proposal for the following reasons:

At Colgate, a fully independent, accountable and engaged compensation committee of the Board (the “P&O Committee”) oversees strong pay-for-performance based compensation programs that have helped drive the Company’s superior business performance both over the long term and in recent years. The Company’s total shareholder return has substantially exceeded the total return of its peer companies and the S&P 500 for each of the last one, three, five, ten and twenty-year periods. An annual advisory vote would not enhance this already excellent pay for performance linkage.

The key principle underlying the P&O Committee’s compensation philosophy is pay for performance, and in 2008 80-90% of total compensation paid to Colgate executives was performance-based. As mentioned above, this direct link between incentive payments and achievement of business goals has helped drive the Company’s strong and consistent performance year after year, most recently in 2008.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, the P&O Committee devotes substantial time and attention throughout each year to executive compensation matters, to align compensation with the best interests of stockholders. The P&O Committee’s well-balanced and disciplined approach includes regular reviews with independent compensation consultants and careful benchmarking to ensure that Colgate’s overall compensation program is in line with those of our peers.

Executive compensation has long been recognized as a core responsibility of corporate boards, and independent directors need discretion to be able to perform this duty effectively. Given the complexity inherent in creating effective compensation programs for a global workforce, your Board believes that the P&O Committee, with its in-depth knowledge of Colgate’s business and culture, is in the best position to oversee the design and implementation of compensation programs that will motivate Colgate people.

The Company has a long history of positive stockholder engagement, and this dialogue, whether generated by individual stockholder proposals or participation in working groups, has been an important aspect of many of Colgate’s governance enhancements. However, such dialogue will not be aided by an annual advisory vote on the Company’s compensation disclosure since, as proposed, it will not offer the Board specific shareholder perspectives. The Board continues to welcome meaningful stockholder input on compensation policies and encourages stockholders to contact the independent directors through their Colgate email address, directors@colpal.com.

The Board also believes that the advisory vote concept will benefit from continuing debate among institutional investors, proxy advisory firms, corporations, governance experts and lawmakers and will continue to closely monitor these developments. In the meantime, we welcome stockholder input on these issues.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

STOCK PRICE PERFORMANCE GRAPHS

The graphs shown on these pages compare cumulative total shareholder returns on the Common Stock against the S&P Composite-500 Stock Index and a peer company index for a twenty-year period, a ten-year period and a five-year period, each ended on December 31, 2008.

The companies included in the peer company index are consumer products companies that have both domestic and international businesses. These companies are: Avon Products, Inc., The Clorox Company, Kimberly-Clark Corporation, The Proctor & Gamble Company and Unilever (N.V. and plc).

(Graphs continued on next page)

OTHER INFORMATION

Future Stockholder Proposals

Under the rules of the SEC, if you wish us to include a proposal in the Proxy Statement for next year’s Annual Meeting, we must receive it no later than November 25, 2009.

Under the Company’s by-laws, if you wish to submit a proposal for consideration at next year’s Annual Meeting, the Secretary of the Company must receive your proposal at least 60 days but not more than 90 days prior to the date of the meeting. Generally, the Company holds its Annual Meeting during the first or second week of May. Your proposal also must comply with certain information requirements set forth in the Company’s by-laws. You may obtain a copy of our by-laws from the Secretary. These requirements apply to any matter that a stockholder wishes to raise at the Annual Meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Exchange Act. The deadline under the Company’s by-laws for receiving proposals for consideration at this year’s Annual Meeting was March 9, 2009.

Nominations for Director

Nominations for directors of the Company may be made at a stockholders’ meeting by the Board or by any stockholder of the Company who complies with the information and timely notice requirements of the Company’s by-laws. In addition, the Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders in writing if such candidates meet Colgate’s criteria for Board membership, as described in the “Nominating and Corporate Governance Committee Report” on page 16. The deadlines for nominations for this year’s and next year’s Annual Meetings are the same as those described above under “Future Stockholder Proposals”.

Cost and Methods of Soliciting Proxies

We pay the cost of soliciting proxies for the meeting. Proxies may be solicited in person by our employees, or by mail, courier, telephone, facsimile or e-mail. In addition, we have retained D.F. King & Co. Inc. to solicit proxies by mail, courier, telephone, facsimile and e-mail. We will pay a fee of approximately $22,500 to D.F. King & Co. plus expenses for these services.

Information Regarding Householding

We have sent to registered stockholders who have the same address and last name, in the case of registered stockholders who have not previously requested electronic delivery of proxy materials, a single copy of this Proxy Statement and the 2008 Annual Report and one proxy card for each stockholder and, to all other such stockholders, a single envelope containing one Notice of Internet Availability for each stockholder that includes that stockholder’s unique control number, which he or she will use to vote his or her shares, as described under Voting Procedures above. This procedure helps Colgate reduce printing and postage costs associated with the distribution of its proxy materials as well as helping to preserve the earth’s valuable resources.

If, in the future, you do not wish to participate in householding and prefer to receive separate copies of the Proxy Statement and Annual Report or your Notice of Internet Availability in a separate envelope, please call us at (800) 850-2654 or (212) 310-2575 or inform us in writing at: Colgate-Palmolive Company, Attention: Investor Relations, 300 Park Avenue, New York, New York 10022. Or, if you are currently receiving separate copies of the Proxy Statement and Annual Report or Notice of Internet Availability at one address and would like to receive a single copy, please contact us at the phone numbers or mailing address listed in the previous sentence. We will respond promptly to such requests.

If your shares are held in the name of a bank, broker or other holder of record, you can request information about householding from such holder of record.

Available Information

The Company’s website address is www.colgate.com. The information contained on the Company’s website is not included as a part of, or incorporated by reference into, this Proxy Statement. The Company makes available, free of charge on its Internet website, its annual reports on Form 10-K, its quarterly reports on Form 10-Q, its current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company has electronically filed such material with, or furnished it to, the SEC. Also available on the Company’s website are the Company’s Code of Conduct and Corporate Governance Guidelines, the charters of the Committees of the Board and reports under Section 16(a) of the Exchange Act of transactions in Company stock by directors and executive officers. Hard copies of these materials are also available free of charge from the Company’s Investor Relations department by calling (800) 850-2654 or (212) 310-2575.

Other Business

As of the date of this Proxy Statement’s printing, we do not intend to submit any matters to the meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the meeting, the members of the Proxy Committee have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

By order of the Board of Directors.

Andrew D. Hendry
Senior Vice President, General Counsel and Secretary

APPENDIX A

Colgate-Palmolive Company 2009 Executive Incentive Compensation Plan

SECTION 1. PURPOSE. The purposes of this Plan are to give the Company a competitive advantage in attracting, retaining and motivating officers and employees, to provide the Company and its Affiliates with a compensation plan providing incentives directly linked to the future growth and profitability of the Company’s businesses, and to allow the Company to preserve the deductibility of incentives granted to its senior executives under Section 162(m) of the Code. This Plan is subject to stockholder approval.

SECTION 2. DEFINITIONS. For purposes of the Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity (i) controlled by, controlling, or under common control with, the Company (including, without limitation, a corporation or other entity in which the Company has a 50% or more ownership interest) or (ii) designated by the Committee from time to time as such for purposes of this Plan.

(b) “Applicable Maximum Percentage” means, with respect to any Participant who is designated to receive a Pool Award pursuant to any Incentive Pool, the maximum percentage of such Incentive Pool that such Participant may receive.

(c) “Award” means an award under the Plan, including a Pool Award, a Cash-Based Award or a Stock-Based Award.

(d) “Award Cycle” means a period of time designated by the Committee over which an Award is to be earned.

(e) “Award Document” means a document or agreement (whether or not executed by the applicable Participant) setting forth the terms and conditions of, or terms and conditions applicable to, an Award, including without limitation any rules, guidelines or practices adopted pursuant to Section 4(c).

(f) “Board” means the Board of Directors of the Company.

(g) “Business Transaction” has the meaning set forth in Section 5(c).

(h) “Cash-Based Award” means an Award denominated in a dollar amount; Cash-Based Awards may, but need not, be Qualified Performance-Based Awards.

(i) “Cash Limit” has the meaning set forth in Section 6(d).

(j) “Cause” means, with respect to any Participant, except as otherwise determined by the Committee, (i) “cause” as defined in any employment agreement between the Company or any Affiliate and the Participant that is in effect at the time of such Participant’s Termination of Employment, or (ii) if there is no such employment agreement or if such employment agreement does not define “cause,” (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) the Participant’s dishonesty in the course of fulfilling his or her employment duties, (C) a willful and deliberate failure on the part of a Participant to perform his or her employment duties in any material respect or (D) before a Change in Control, such other events as shall be determined by the Committee. Before a Change in Control, the Committee shall have the sole discretion to determine whether “Cause” exists, and its determination shall be final. After a Change in Control, any determination as to whether “Cause” exists shall be subject to de novo review.

(k) “Change in Control” has the meaning set forth in Section 12.

(l) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and regulations promulgated thereunder.

(m) “Commission” means the Securities and Exchange Commission or any successor agency.

(n) “Committee” has the meaning set forth in Section 4(a).

(o) “Committee Determination Date” means, with respect to any Qualified Performance-Based Award, the date, following the completion of the applicable Award Cycle, on which the Committee determines and certifies the extent to which the Award has been earned based upon the applicable Performance Goals.

(p) “Company” means Colgate-Palmolive Company, and any successor thereto.

(q) “Corporate Transaction” has the meaning set forth in Section 12.

(r) “Designated Executives” means the Chairman of the Company, the Chief Executive Officer of the Company and each other officer, executive or other key employee designated as such by the Committee from time to time.

(s) “Disability” means permanent and total disability as defined (i) under the applicable Company or Affiliate plan or (ii) pursuant to local law or the local policies and procedures of the Company or any applicable Affiliate.

(t) “Disaffiliation” means a subsidiary’s or Affiliate’s ceasing to be a subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the subsidiary or Affiliate) or a sale of a division of the Company or its Affiliates.

(u) “Effective Date” of this Plan means the date the Plan is duly approved by the Company’s stockholders.

(v) “1999 EICP” has the meaning set forth in Section 16.

(w) “ESOP” means the employee stock ownership plan component of the Colgate-Palmolive Company Employees Savings and Investment Plan.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(y) “Fair Market Value” of any security traded on a national securities exchange means, as of any given date (or, if such security was not traded on such date, then on the next preceding date on which the security was traded), the price at which such security was last sold on such date as reported on the national securities exchange on which the security is listed. The Fair Market Value of any other property, or of any security for which there is no regular public trading market, shall be determined by the Committee in good faith.

(z) “General Award” has the meaning set forth in Section 7.

(aa) “Grant Date” means (i) the date on which the Committee (or its delegate, if applicable) selects a Participant to receive a grant of an Award, determines the amount of such Award, and grants the Award; or (ii) such later date as is provided by the Committee (or its delegate, if applicable).

(bb) “Incentive Pool” means an Annual Incentive Pool or a Long-Term Incentive Pool described, respectively, in Section 6(b)(i) and Section 6(b)(ii).

(cc) “Legended Stock” means a Stock-Based Award consisting of actual Stock issued to a Participant, the vesting of which is subject to forfeiture or restrictions on transfer. Except as otherwise specifically provided in this Plan, the terms and conditions of Legended Stock, including without limitation the requirements for the lapse of the Restriction Period, shall be determined by the Committee in its sole discretion.

(dd) “Maximum Pool Award” has the meaning set forth in Section 6(b)(iii).

(ee) “Participant” means an individual who is eligible to receive Awards as set forth in Section 3.

(ff) “Performance Goals” means the performance goals established by the Committee in connection with Awards, including Qualified Performance-Based Awards. In the case of Qualified Performance-Based Awards, such Performance Goals shall be (i) based on the attainment of or changes in specified levels of one or more of the following measures: sales, net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes), non-variable expenses, pre-tax profit, net profit after tax, operating profit, cash generation, unit volume, change in working capital, return on invested capital, return on capital employed, pre- or after-tax income (before or after allocation of corporate overhead or bonuses), net earnings, earnings per share, diluted earnings per share, consolidated earnings before or after taxes (including earnings before some or all of the following: interest, taxes, depreciation and amortization), net income, gross profit, gross margin, year-end cash, debt reductions, book value per share, return on equity, return on sales, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvements of profit margins, market share, costs, cash flow, working capital, return on assets or net assets, asset turnover, inventory turnover, economic value added (economic profit) or equivalent metrics, reductions in costs, regulatory achievements, implementation, completion or attainment of measurable objectives with respect to research, compliance, diversity, sustainability, development, products or other projects, recruiting or maintaining personnel and total stockholder return; each as measured with respect to the Company or one or more Affiliates, subsidiaries, divisions, business units, or business segments of the Company, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies; (ii) set by the Committee in the time period prescribed by Section 162(m) of the Code; and (iii) objective, preestablished performance goals within the meaning of Section 162(m) of the Code.

(gg) “Plan” means this Colgate-Palmolive Company 2009 Executive Incentive Compensation Plan as set forth herein and as amended from time to time.

(hh) “Pool Award” means an Award from an Incentive Pool described in Section 6(b)(i) or Section 6(b)(ii).

(ii) “Qualified Performance-Based Award” means (i) an Award characterized as such by the Committee on the date one or more Performance Goals are established for such Award, based upon a determination that the Participant receiving such Award is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Award and the Committee wishes such Award to qualify for the Section 162(m) Exemption, or (ii) a Pool Award.

(jj) “Qualified Termination of Employment” has the meaning set forth in the Colgate-Palmolive Company Executive Severance Plan, as amended and restated, as such plan may be amended from time to time, and any successor thereto.

(kk) “Restricted Stock” means a Stock-Based Award consisting of hypothetical shares of Stock, also known as “phantom stock,” that will be settled, subject to the terms and conditions set forth in the applicable Award Document or resolution of the Committee designating the Award, (i) in cash, based upon the Fair Market Value of a specified number of shares of Stock, (ii) in shares of Stock or (iii) a combination thereof. Except as otherwise specifically provided in this Plan, the terms and conditions of Restricted Stock, including without limitation the requirements for the lapse of the Restriction Period, shall be determined by the Committee in its sole discretion.

(ll) “Restriction Period” means, with respect to Awards of Legended Stock and Restricted Stock, the period commencing with the Grant Date and ending upon the expiration of the applicable vesting conditions (it being understood that the Committee may provide that restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period).

(mm) “Retirement” means retirement (i) from active employment with the Company or any Affiliate pursuant to the early or normal retirement provisions of the applicable pension plan of such employer or (ii) pursuant to the retirement scheme applicable under local law or the local policies and procedures of the Company or any Affiliate.

(nn) “Section 16 Exemption” means exemptions available under the rules promulgated by the Commission under Section 16 of the Exchange Act or any successor provision thereto.

(oo) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, as amended from time to time, or any successor provision thereto.

(pp) “Share Limit” has the meaning set forth in Section 6(d).

(qq) “Stock” means the common stock, par value $1.00 per share, of the Company, or any common stock issued by the Company or any successor to or parent of the Company.

(rr) “Stock-Based Award” means an Award denominated in Stock, including Stock, Legended Stock or Restricted Stock, or Awards otherwise related to the value of Stock, which may, but need not, be a Qualified Performance-Based Award.

(ss) “Termination of Employment” means, unless otherwise provided in the applicable Award Document, the termination of the Participant’s employment with the Company or any Affiliate. Unless otherwise provided in the applicable Award Document, a Participant employed by an Affiliate shall also be deemed to incur a Termination of Employment if the Affiliate ceases to be such an Affiliate and the Participant does not become an employee of the Company or another Affiliate in connection therewith. Temporary absences from employment, including those because of illness, vacation or leave of absence and transfers among the Company and its Affiliates shall not be considered Terminations of Employment, unless any such event would constitute a “separation from service” under Section 409A of the Code, in which case such event will be considered a Termination of Employment.

SECTION 3. ELIGIBILITY. Officers and other employees of the Company and its Affiliates who are responsible for or contribute to the operation or business of the Company or its Affiliates, and prospective officers and other prospective employees who have accepted offers of employment from the Company or any Affiliate shall be eligible to receive Awards under the Plan.

SECTION 4. ADMINISTRATION.

(a) In General. The Plan shall be administered by the Personnel and Organization Committee or such other committee of the Board as the Board may from time to time designate (the “Committee”). Subject to applicable law, the Committee shall have plenary authority with respect to Awards granted pursuant to the terms of the Plan (including, without limitation, the authority to grant any Award to any Participant consistent with the terms of the Plan). The Committee may delegate such plenary authority and the specific powers given to the Committee pursuant to Sections 4(b)(i), (ii), (iii) and (iv) hereunder in accordance with applicable law (including without limitation the rules of any applicable securities exchange) and such rules, guidelines and practices as may be prescribed from time to time by the Committee; provided, however, that the Committee may not delegate such authority with respect to Awards that are (i) Qualified Performance-Based Awards made to Designated Executives or (ii) made to executives who are considered “insiders” for the purposes of Section 16 of the Exchange Act. Awards under the Plan may, but need not, be evidenced by an Award Document.

(b) Specific Powers. Without limiting the generality of the foregoing, among other things, the Committee shall have the authority, in its sole discretion, subject to the terms of the Plan:

(i) To select the Participants who are eligible for and may receive Awards from time to time;

(ii) To determine the form and amount of each Award;

(iii) To determine the terms and conditions of any Award (including, but not limited to, any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company, any Affiliate or any division or operating unit of the Company or any Affiliate)); and

(iv) Subject to Section 13, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, Performance Goals; provided, however, that the number of shares or the amount payable with respect to a Qualified Performance-Based Award may not be adjusted (including upward adjustments) and the Performance Goals associated therewith may not be waived or altered, in each case in a manner that would cause such Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption; provided, further, however, that, except as otherwise provided in any applicable Award Document or resolution of the Committee designating the Award, the provisions of Section 12 shall apply to any Stock-Based Award granted hereunder.

(c) Procedures. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable from time to time and to interpret the terms and provisions of the Plan. Unless otherwise determined by the Committee, the officers of the Company shall have responsibility for the day-to-day administration of the Plan, consistent with any rules, guidelines and practices referred to in the immediately preceding sentence. The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate the authority of the Committee in accordance with Section 4(a) above or (ii) authorize any one or more of its number or any officer of the Company to execute and deliver documents on behalf of the Committee.

(d) Board Action. Any authority granted to the Committee may also be exercised by the Board; provided, however, that no authority shall be granted to or exercised by the Board to the extent that the grant or exercise of such authority would cause any Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption, in the case of Qualified Performance-Based Awards, or the Section 16 Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) General Limitations on Stock. Subject to adjustment as provided in Section 5(c), the maximum number of shares of Stock that may be issued pursuant to Awards under the Plan shall be 11,500,000. Shares of Stock subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

(b) Rules for Calculating Shares of Stock Issued. To the extent that any Stock-Based Award under this Plan is forfeited or settled for cash, the shares of Stock subject to such Awards not delivered as a result thereof shall thereupon again become available for Awards under the Plan. If the tax withholding obligations relating to any Award are satisfied by delivering shares of Stock (either actually or through attestation) to the Company or withholding of shares of Stock by the Company, only the number of shares of Stock issued net of the shares of Stock delivered, attested to or withheld shall be deemed delivered for purposes of Section 5(a) (such net amount to include any shares of Stock sold on behalf of a Participant to satisfy such tax withholding obligations).

(c) Adjustments. In the event of any change in corporate equity capitalization, such as a stock split, reverse stock split, stock dividend, share combination, recapitalization, spin-off or similar event affecting the equity capital structure of the Company, the Committee shall make equitable substitution or adjustments in (i) the aggregate number and kind of shares reserved for issuance under the Plan set forth in Section 5(a), (ii) the Share Limit set forth in Section 6(d) and (iii) the number and kind of shares of Stock (or other property, including, without limitation, cash) subject to outstanding Awards; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number. In the event of a corporate transaction, such as any merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation (other than a spin-off), or other distribution of stock or property of the Company (including an extraordinary cash dividend) not covered by the prior sentence, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, or similar event affecting the Company or any of its subsidiaries or Affiliates (a “Business Transaction”), the Committee may make such substitution or adjustments in (i) the aggregate number and kind of shares reserved for issuance under the Plan set forth in Section 5(a), (ii) the Share Limit set forth in Section 6(d) and (iii) the number and kind of shares of Stock (or other property, including, without limitation, cash) subject to outstanding Awards, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. In the case of Business Transactions, such adjustments may include, without limitation, the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion.

(d) Section 409A of the Code. Notwithstanding the foregoing provisions of Section 5(c): (i) no adjustment may be made pursuant to Section 5(c) to Awards that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that results in the imposition of taxes or penalties pursuant to Section 409A of the Code; (ii) any adjustments made pursuant to Section 5(c) to Awards that do not constitute “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code and the regulations promulgated thereunder; and (iii) in any event, neither the Board nor the Committee shall have the authority to make any adjustments pursuant to Section 5(c) to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code on the Grant Date to be subject thereto.

SECTION 6. QUALIFIED PERFORMANCE-BASED AWARDS.

(a) In General. The Committee may grant Qualified Performance-Based Awards, which may be Cash-Based Awards or Stock-Based Awards.

(b) Incentive Pool Awards.

(i) Annual Incentive Pool. The Committee may determine, in its discretion, to make available Awards for an Award Cycle consisting of a fiscal year of the Company beginning after the Effective Date of this Plan, and to have available for Awards under this Section 6(b)(i) (such an Award, an “Annual Pool Award”) a total dollar amount (the “Annual Incentive Pool”) determined based upon the achievement of one or more Performance Goals over the Award Cycle. All Annual Pool Awards shall be Qualified Performance-Based Awards. Within 90 days after the beginning of each fiscal year, the Committee shall determine whether Annual Pool Awards in fact will be designated for that fiscal year and, if so, the terms and conditions of the Annual Incentive Pool and Annual Pool Awards, including, without limitation, the following: (A) the Performance Goal or Performance Goals upon which the Annual Incentive Pool will be based; (B) the formula pursuant to which the dollar amount of the Annual Incentive Pool will be determined; (C) the Participants who will be eligible to receive Annual Pool Awards from that Annual Incentive Pool; (D) the amount of each such Participant’s Applicable Maximum Percentage for such Annual Incentive Pool; provided that the total of such Applicable Maximum Percentages for all Participants eligible to receive Annual Pool Awards from that Annual Incentive Pool shall not exceed 100 percent of the Annual Incentive Pool; and (E) such other terms and conditions as are necessary for such Annual Pool Award to qualify for the Section 162(m) Exemption, including, without limitation, subjecting each Participant’s Annual Pool Award to the Share Limit, the Cash Limit or a combination thereof, as applicable.

(ii) Long-Term Incentive Pools. The Committee may determine, in its discretion, to make available Awards for an Award Cycle consisting of more than one fiscal year of the Company (as determined by the Committee) and to have available for Awards under this Section 6(b)(ii) (such an Award, a “Long-Term Pool Award”) a total dollar amount (the “Long-Term Incentive Pool”) determined based upon the achievement of one or more Performance Goals over such Award Cycle. All Long-Term Pool Awards shall be Qualified Performance-Based Awards. Within 90 days after the beginning of each fiscal year, the Committee shall determine whether Long-Term Pool Awards in fact will be designated for an Award Cycle beginning in that fiscal year and, if so, the terms and conditions of the Long-Term Incentive Pool and Long-Term Pool Awards, including, without limitation, the following: (A) the Performance Goal or Performance Goals upon which the Long-Term Incentive Pool will be based; (B) the formula pursuant to which the dollar amount of the Long-Term Incentive Pool will be determined; (C) the duration of the Award Cycle; (D) the Participants who will be eligible to receive Long-Term Pool Awards from that Long-Term Incentive Pool; (E) the amount of each such Participant’s Applicable Maximum Percentage for such Long-Term Incentive Pool; provided that the total of such Applicable Maximum Percentages for all Participants eligible to receive Long-Term Pool Awards from that Long-Term Incentive Pool shall not exceed 100 percent of the Long Term Incentive Pool; and (F) such other terms and conditions as are necessary for such Long-Term Pool Award to qualify for the Section 162(m) Exemption, including, without limitation, subjecting each

Participant’s Long-Term Pool Award to the Share Limit, the Cash Limit or a combination thereof, as applicable.

(iii) Determination of Pool Awards. On the Committee Determination Date, the Committee shall determine and certify the amount of the Incentive Pool for the Award Cycle and the maximum Pool Award for each Participant (the “Maximum Pool Award”), which shall equal the lesser of (A) the Participant’s Applicable Maximum Percentage multiplied by the amount of the Incentive Pool and (B) the maximum amount permitted to be awarded to the Participant under the Share Limit and/or the Cash Limit, as applicable. For purposes of applying the Share Limit, if applicable, the number of shares of Stock represented by a particular Maximum Pool Award (or portion thereof) shall be determined by dividing the cash amount of such Maximum Pool Award (or portion thereof) by the Fair Market Value of a share of Stock on the Committee Determination Date. The Committee then shall determine for each Participant, based upon such factors (including, without limitation, the amounts allocated to the Participant’s account under the ESOP) as the Committee in its sole discretion shall determine, whether he or she shall be awarded an amount equal to his or her Maximum Pool Award or a lesser amount. To the extent that a Participant has become entitled to an Annual Pool Award or a Long-Term Pool Award in a calendar year, such award shall be paid during the immediately following calendar year on a date following the Committee Determination Date in respect of such award but no later than March 15 of such immediately following calendar year; provided that this sentence shall not be construed as creating an entitlement to an award not otherwise provided for under this Plan.

(c) Other Qualified Performance-Based Awards. The Committee may, in its discretion, also make available Qualified Performance-Based Awards in addition to or in lieu of Annual Pool Awards or Long-Term Pool Awards (including, without limitation, Awards of Legended Stock or Restricted Stock and Cash-Based Awards); provided that:

(i) The terms and conditions of such Awards shall be designated by the Committee in accordance with the requirements of the Section 162(m) Exemption, including, without limitation, (A) the timely establishment of Performance Goals and Award Cycles and (B) such other terms and conditions as are necessary for such Awards to qualify for the Section 162(m) Exemption, including, without limitation, subjecting each such Award to the Share Limit, the Cash Limit or a combination thereof, as applicable.

(ii) On the Committee Determination Date, the Committee shall determine and certify the extent to which the Performance Goals have been achieved and the amount of such Award that has been earned based upon such achievement and shall determine, based upon such factors as the Committee in its sole discretion shall determine (including, without limitation, the amounts allocated to the Participant’s account under the ESOP), whether the Participant for whom such Award was designated shall be awarded an amount equal to the amount so determined or a lesser amount. To the extent that a Participant has become entitled to a Qualified Performance-Based Award in a particular calendar year, such award shall be paid during the immediately following calendar year on a date following the Committee Determination Date but no later than March 15 of such calendar year; provided that this sentence shall not be construed as creating an entitlement to an award not otherwise provided for under this Plan.

(d) Share Limit and Cash Limit Defined. Each Qualified Performance-Based Award shall be designated, on the date on which the Performance Goals are established for such Qualified Performance-Based Award, as being, and shall be, subject to the Share Limit, the Cash Limit or a combination thereof, as applicable. The “Share Limit” shall mean 200,000 shares of Stock per Participant per calendar year, taking into account all Qualified Performance-Based Awards of the Participant that are subject to the Share Limit. The “Cash Limit” shall mean $5,500,000 per Participant per calendar year, increased for each calendar year after 2009 by the percentage increase, if any, in the Consumer Price Index for All Urban Consumers (or any successor thereto designated by the Committee) from the prior calendar year consistent with the requirements of Section 162(m) of the Code, taking into account all Qualified Performance-Based Awards of the Participant that are subject to the Cash Limit. The Share Limit, the Cash Limit or a combination thereof, as applicable, shall apply regardless of the form in which an Award is actually paid.

SECTION 7. GENERAL AWARDS. The Committee also may grant Awards other than Qualified Performance-Based Awards under the Plan (any such Award, a “General Award”). General Awards may be Cash-Based Awards or Stock-Based Awards. The terms and conditions of General Awards, including, without limitation, the requirements, if any, for vesting thereof, and the time and form of payment thereof, shall be determined by the Committee in its sole discretion on the Grant Date or thereafter.

SECTION 8. SETTLEMENT OF AWARDS.

(a) In General. Each Award that is to be paid in accordance with this Plan (including, without limitation, any Qualified Performance-Based Award), shall be paid in cash, in Stock (which may be Legended Stock), Restricted Stock, or by a combination thereof, as the Committee shall in its sole discretion determine.

(b) Cash-Based Awards Paid in Stock or Restricted Stock. If all or a portion of a Cash-Based Award is paid in the form of Stock or Restricted Stock, the number of shares of Stock or Restricted Stock so paid shall be determined based on the number of shares of Stock or Restricted Stock having a Fair Market Value, on the Committee Determination Date, if applicable, and otherwise on the business day immediately preceding the date of payment, equal to the amount of the portion of the Cash-Based Award being paid therewith; provided, however, that fractional shares of Stock shall be paid in cash.

(c) Stock-Based Awards Paid in Cash. If all or a portion of a Stock-Based Award is paid in cash, the amount of cash so paid shall be the Fair Market Value, on the Committee Determination Date, if applicable, and otherwise on the business day immediately preceding the date of payment, of a share of Stock or Restricted Stock multiplied by the number of shares of Stock or Restricted Stock being paid therewith.

(d) Timing of Settlement. Notwithstanding any provision of the Plan to the contrary, (i) any Award granted hereunder that does not constitute “nonqualified deferred compensation” under Section 409A of the Code shall be settled no later than March 15 of the calendar year next following the calendar year in which such Award was earned or became vested (unless the Participant has deferred settlement of such Award pursuant to a valid deferral election in accordance with Section 11(a) and Section 409A of the Code and the regulations promulgated thereunder) and (ii) subject to the application of Section 12, any Award granted hereunder that constitutes “nonqualified deferred compensation” under Section 409A of the Code shall be settled pursuant to the terms of the applicable Award Document; provided, however, that no payment of any Award that constitutes “nonqualified deferred compensation” as defined under Section 409A of the Code shall be made on account of a Participant’s Termination of Employment until the date that the Participant experiences a “separation from service” as defined under Section 409A of the Code (or, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, the earlier of (x) the date of the Participant’s death and (y) the date that is six months following the date of the Participant’s “separation from service”).

SECTION 9. EVIDENCE OF AND RIGHTS RELATING TO AWARDS.

(a) Evidence of Awards and Certificates. Shares of Stock and Legended Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Stock or Legended Stock shall be registered in the name of the Participant and, in the case of Legended Stock, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Legended Stock, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Colgate-Palmolive Company 2009 Executive Incentive Compensation Plan (the “Plan”), as amended and restated, and any applicable Award Document (as defined in the Plan). Copies of such Plan and Award Document, if applicable, are on file at the offices of Colgate-Palmolive Company at 300 Park Avenue, New York, NY 10022.”

(b) Custody Accounts. The Committee may require that the certificates evidencing Legended Stock and dividends paid with respect thereto be held in custody by the Company until the

Restriction Period applicable thereto shall have lapsed and that, as a condition of any Award of Legended Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Stock covered by such Award. If and when the Restriction Period applicable to shares of Legended Stock lapses without a prior forfeiture of the Legended Stock, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates (if applicable).

(c) Rights of Holders of Legended Stock. Except as specifically provided otherwise in this Plan and any applicable Award Document or resolution of the Committee applicable to such Award, the Participant shall have, with respect to Legended Stock, all of the rights of a stockholder of the Company holding the class or series of Stock that is the subject of the Legended Stock, including, if applicable, the right to vote the shares and the right to receive any and all dividends and distributions with respect thereto. Notwithstanding the foregoing, with respect to Legended Stock, unless otherwise determined by the Committee: (i) dividends and distributions shall be automatically deferred; (ii) such deferred dividends and distributions that are in cash shall, if the applicable Award Document or resolution of the Committee designating the Award provides, and there are sufficient shares of Stock available for grant as additional Legended Stock pursuant to the aggregate limit of Section 6(d), be reinvested in additional Legended Stock; and (iii) such deferred dividends or distributions or additional Legended Stock, as applicable, shall be held subject to the vesting of the underlying Legended Stock.

(d) Forfeited Shares of Legended Stock. All shares of Legended Stock and all dividends and distributions on Legended Stock that are forfeited by a Participant shall revert to the Company.

(e) Dividend Equivalents on Awards of Restricted Stock. Unless otherwise determined by the Committee, an Award of Restricted Stock shall be adjusted to reflect deemed reinvestment in additional Restricted Stock of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock if it consisted of actual shares of Stock. Notwithstanding the foregoing, if an adjustment to an Award of Restricted Stock is made pursuant to Section 5(c) above as a result of any dividend or distribution, no increase to such Award shall be made under this Section 9(e) as a result of the same dividend or distribution.

SECTION 10. EFFECT OF TERMINATION OF EMPLOYMENT. Subject to Section 12, which shall apply in accordance with its terms, the consequences of a Participant’s Termination of Employment with respect to Awards shall be determined by the Committee; provided that no such determination shall be made in a manner that would cause any Qualified Performance-Based Award to fail to qualify for the Section 162(m) Exemption or result in the imposition of taxation or penalties pursuant to Section 409A of the Code and the regulations promulgated thereunder; and provided, further, that, with respect to Awards that are not Qualified Performance-Based Awards and that are made to Participants other than (i) Designated Executives or (ii) executives who are considered “insiders” for the purposes of Section 16 of the Exchange Act, such authority may be delegated in accordance with such rules, guidelines and practices as may be prescribed from time to time by the Committee.

SECTION 11. DEFERRAL; TRANSFERABILITY.

(a) Deferral. Notwithstanding any other provision of this Plan, the Committee may establish programs and procedures, consistent with the provisions of Section 409A of the Code and the regulations promulgated thereunder, pursuant to which Participants may be permitted to elect to defer receipt of all or a portion of any Award under this Plan, including Qualified Performance-Based Awards, whether paid in cash, Stock or Restricted Stock. Any such deferrals shall be subject to the terms and conditions of the applicable Award Document and the Colgate-Palmolive Company Deferred Compensation Plan.

(b) Transferability. Except as otherwise provided by the Committee, no Award may be sold, assigned, transferred, pledged or otherwise encumbered except (i) to the extent that it has been paid or, in the case of Legended Stock, the restrictions applicable thereto have lapsed, (ii) by will or by the laws of descent and distribution and (iii) pursuant to a qualified domestic relations order (as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended, or regulations promulgated thereunder), in each case subject to compliance with Section 409A of the Code.

SECTION 12. CHANGE IN CONTROL PROVISIONS.

(a) Impact of Event. Notwithstanding any other provision of this Plan to the contrary, except as otherwise provided in any applicable Award Document or resolution of the Committee designating the Award, in the event of a Change in Control: (i) all Awards of Restricted Stock granted pursuant to a performance-based award program of the Company (including, without limitation, Qualified Performance-Based Awards) that have not yet vested shall be considered earned in full and nonforfeitable and, except to the extent otherwise expressly provided in any deferral arrangement pursuant to Section 11(a) or any other plan, program or agreement applicable to the Participant, (A) if such Award does not constitute “nonqualified deferred compensation” under Section 409A of the Code, shall be settled within five days following the Change in Control and (B) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, shall be settled pursuant to the terms of the applicable Award Document, unless the Change in Control constitutes an event described in Section 409A(a)(2)(A)(v) of the Code, in which case the Award shall be settled within five days following the Change in Control; (ii) any Restriction Period applicable to Awards of Legended Stock granted pursuant to a performance-based award program of the Company (including, without limitation, Qualified Performance-Based Awards) immediately shall lapse; and (iii) all other Awards of Restricted Stock and Legended Stock held by a Participant who experiences a Qualified Termination of Employment within two years following a Change in Control immediately shall vest, and the Restriction Period applicable to such Awards immediately shall lapse, as applicable, at the time of such Qualified Termination of Employment, and, with respect to such Restricted Stock, (A) if such Award does not constitute “nonqualified deferred compensation” under Section 409A of the Code, shall be settled within five days following such Qualified Termination of Employment and (B) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, shall be settled pursuant to the terms of the applicable Award Document.

(b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the occurrence of any one or more of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted itself was acquired directly from the Company, (2) any repurchase by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 12(b); or

(ii) A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 12(b), any individual who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership derives from ownership of a 20% or more interest in the Outstanding Company Common Stock and/or Outstanding Company Voting Security that existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) The approval by stockholders of a complete liquidation or dissolution of the Company.

SECTION 13. TERM, AMENDMENT AND TERMINATION.

(a) Plan. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of the date of such termination shall not be affected or impaired thereby. The Board may amend, alter, or discontinue this Plan at any time, but no amendment, alteration or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore designated without the Participant’s consent, except such an amendment made to cause the Plan to comply with applicable law, stock exchange rules or accounting rules.

(b) Awards. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment may be made if it would (i) cause a Qualified Performance-Based Award not to qualify, or to cease to qualify, for the Section 162(m) Exemption ( provided, however, that, notwithstanding the foregoing, except as otherwise provided in any applicable Award Document or resolution of the Committee designating the Award, the provisions of Section 12 shall apply to any Stock-Based Award granted hereunder) or (ii) cause the payment of any Award to result in the imposition of taxes or penalties pursuant to Section 409A of the Code. Notwithstanding the foregoing, in no event shall any such amendment impair the rights of the holder of any Award without such holder’s consent, except such an amendment made to cause any Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 14. UNFUNDED STATUS OF PLAN. This Plan shall constitute an “unfunded” plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.

SECTION 15. GENERAL PROVISIONS.

(a) Limitations on Vesting of Stock-Based Awards. Subject to the terms of the Plan and the applicable Award Document, (i) any Stock-Based Award issued hereunder that is subject to or granted based on the achievement of Performance Goals shall be subject to a measurement period of at least one year from the date on which such Performance Goals are established, and (ii) any Stock-Based Award issued hereunder that is not subject to or granted based on the achievement of

Performance Goals shall be subject to a vesting period of at least three years following the Grant Date; provided, however, that (A) a Stock-Based Award may vest in part on a pro rata basis (as specified in the applicable Award Document) prior to the expiration of any vesting period and (B) up to five percent of the shares of Stock available for grant as Stock-Based Awards pursuant to Section 5(a) may be issued without regard to the foregoing requirements.

(b) Restrictions. The Committee may require each person purchasing or receiving shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Stock without a view to the distribution thereof. The certificates for such Stock may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or Award Documents issued hereunder, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

(i) Listing or approval for listing upon notice of issuance, of such shares on The New York Stock Exchange, Inc., or such other securities exchange as may be at the time the principal market for the Stock;

(ii) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee, in its absolute discretion upon the advice of counsel, shall deem necessary or advisable; and

(iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee, in its absolute discretion after receiving the advice of counsel, shall determine to be necessary or advisable.

(c) Other Compensation. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

(d) No Right to Employment. Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment of any employee at any time.

(e) Taxation. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Stock.

(f) Beneficiaries. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised; provided that, if there is no valid beneficiary designation in effect at the time of a Participant’s death for any reason (including, without limitation, a lack of such procedures or a failure by the Participant to make a designation), then such Participant’s estate shall be the Participant’s beneficiary.

(g) Affiliates. In the case of an Award to any employee of an Affiliate, the Company may, if the Committee so directs, issue or transfer the shares of Stock or Legended Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Stock or Legended Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

(h) Written Materials; Electronic Documents. Electronic documents may be substituted for any written materials delivered in connection with the Plan, including, without limitation, Award Documents, and such electronic documents may be distributed or executed by an administrator selected in accordance with such rules, guidelines and practices as may be prescribed from time to time by the Committee and the terms of the Plan.

(i) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

SECTION 16. STOCKHOLDER APPROVAL. This Plan is subject to stockholder approval, and shall be null and void and of no further effect if such stockholder approval is not obtained. This Plan is intended to be a successor to the Company’s stockholder-approved Executive Incentive Compensation Plan (the “1999 EICP”). Following the date that this Plan is approved by the Company’s stockholders, no further awards of any kind shall be granted pursuant to the 1999 EICP (it being understood that outstanding awards under the 1999 EICP will continue to be settled pursuant to the terms of the 1999 EICP).

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS AND PROXY STATEMENT

Printed on Recycled Paper

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE / MAIL 24 HOURS A DAY, 7 DAYS A WEEK
300 PARK AVENUE NEW YORK, NY 10022-7499

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to vote up until 11:59 P.M. Eastern Daylight Time on May 7, 2009. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to vote up until 11:59 P.M. Eastern Daylight Time on May 7, 2009. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Detach the below proxy card. Mark, sign and date your proxy card. Return it in the postage-paid envelope enclosed or mail it to Colgate-Palmolive Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so we receive it by 11:59 P.M. Eastern Daylight Time on May 7, 2009.

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK	CGPM01	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote "FOR" each of the nominees for director and "FOR" proposals 2 and 3.

1.	Election of directors
	Nominees:		FOR	AGAINST	ABSTAIN

	1a.	John T. Cahill	☐	☐	☐

	1b.	Jill K. Conway	☐	☐	☐

	1c.	Ian Cook	☐	☐	☐

	1d.	Ellen M. Hancock	☐	☐	☐

	1e.	David W. Johnson	☐	☐	☐

	1f.	Richard J. Kogan	☐	☐	☐

	1g.	Delano E. Lewis	☐	☐	☐

	1h.	J. Pedro Reinhard	☐	☐	☐

	1i.	Stephen I. Sadove	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Ratify selection of PricewaterhouseCoopers
	LLP as Colgate's independent registered	☐	☐	☐
public accounting firm.

3.	Approval of the Colgate-Palmolive
	Company 2009 Executive Incentive	☐	☐	☐
Compensation Plan.

The Board of Directors recommends a vote		FOR	AGAINST	ABSTAIN
"AGAINST" proposal 4.

4.	Stockholder Proposal on Executive	☐	☐	☐
Compensation Advisory Vote.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as specified above. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

NOTE: Please sign within the box below exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing as corporate officer, please give full corporate name and officer's title.

Signature (Stockholder)	Date	Signature (Joint Owner)	Date

ANNUAL MEETING
OF
COLGATE-PALMOLIVE COMPANY STOCKHOLDERS

Friday, May 8, 2009
Marriott Marquis Hotel
10:00 a.m.
Broadway Ballroom
1535 Broadway
(Between 45th and 46th Streets)
New York, NY 10036

Your vote is important to us. You may vote your proxy by Internet, telephone or mail. Please vote your proxy at your earliest convenience even if you plan to attend the meeting. Voting instructions appear on the reverse side of this card. Your vote is held in confidence by our outside tabulator, Broadridge Financial Solutions, Inc.

If you plan to attend the meeting, please fill out and mail separately the enclosed ticket request.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report are available at www.proxyvote.com.

CGPM02

COLGATE-PALMOLIVE COMPANY

Proxy Solicited by the Board of Directors
for Annual Meeting on May 8, 2009

The undersigned hereby appoints as proxies, with full power of substitution to each, IAN COOK, ELLEN M. HANCOCK, and DELANO E. LEWIS (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in New York, New York on May 8, 2009 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present, or if only one be present, then by that one.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. If no direction is made, this proxy will be voted in accordance with the Board's recommendations as set forth on the reverse side of this card. The Proxy Committee cannot vote the shares unless you sign and return this card or vote by Internet or telephone in accordance with the applicable instructions.

(Continued and to be signed on the reverse side.)